Exhibit 10(h)

EXECUTION VERSION
AMENDMENT AND RESTATEMENT AGREEMENT
DATED      JULY 2014
BETWEEN
WESTERN POWER DISTRIBUTION (SOUTH WEST) PLC
as the Company
THE MANDATED LEAD ARRANGERS
JOINT COORDINATORS
THE LENDERS
and
THE FACILITY AGENT
RELATING TO A MULTICURRENCY REVOLVING FACILITIES AGREEMENT ORIGINALLY DATED 12 JANUARY 2012

 Allen & Overy LLP

THIS AGREEMENT is dated      July 2014 and made
BETWEEN:

(1)	WESTERN POWER DISTRIBUTION (SOUTH WEST) PLC (registered number 02366894) (the Company);

(2)	THE MANDATED LEAD ARRANGERS (as defined in the Original Revolving Facility Agreement);

(3)	THE JOINT COORDINATORS (as defined in the Original Revolving Facility Agreement);

(4)	THE LENDERS (as defined in the Original Revolving Facility Agreement); and

(5)	MIZUHO BANK, LTD. as facility agent (the Facility Agent).
IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

(a)	In this Agreement:
Amended and Restated Revolving Facility Agreement means the Original Revolving Facility Agreement as amended and restated by this Agreement.
Arrangement and Participation Fee Letter means the coordination arrangement and participation fee letter dated on or prior to the Effective Date between the Company, the Facility Agent and the Arrangers governing the upfront fees payable by the Company pursuant to clause 25.2 (Arrangement and participation fees) of the Amended and Restated Revolving Facility Agreement.
Co-ordination Fee Letter means the coordination fee letter dated on or prior to the Effective Date between the Company and the Joint Co-ordinators governing the co-ordination fee payable by the Company pursuant to clause 25.3 (Co-ordination fee) of the Amended and Restated Revolving Facility Agreement.
Effective Date means the date on which the Facility Agent confirms to the Effective Date Lenders and the Company that it has received each of the documents and other evidence listed in Schedule 2 (Conditions Precedent to the Effective Date) in form and substance satisfactory to the Facility Agent acting on the instructions of the Effective Date Lenders (acting reasonably).
Effective Date Commitments means, in relation to each Effective Date Lender, the Commitments set out opposite its name in schedule 1 (The Original Parties) to the Amended and Restated Revolving Facility Agreement.
Effective Date Lenders means each entity listed in Schedule 1 (Effective Date Lenders) being the Lenders, under the Original Revolving Facility Agreement as at the Effective Date.
Original Revolving Facility Agreement means the revolving facility agreement originally dated 12 January 2012 between, among others, the Company and the Facility Agent.

Party means a party to this Agreement.

(b)	Capitalised terms defined in the Amended and Restated Revolving Facility Agreement have, unless expressly defined in this Agreement, the same meaning in this Agreement.

1.2	Construction
The provisions of clause 1.2 (Construction) of the Amended and Restated Revolving Facility Agreement apply to this Agreement as though they were set out in full in this Agreement except that references to the Amended and Restated Revolving Facility Agreement are to be construed as references to this Agreement.

1.3	Third party rights

(a)	A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of this Agreement, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

1.4	Finance Document
This Agreement is a Finance Document under and as defined in the Original Revolving Facility Agreement and the Amended and Restated Revolving Facility Agreement.

2.	REPRESENTATIONS

(a)	On the date of this Agreement, by reference to the facts and circumstances then existing:

(i)	the Repeating Representations (as defined in the Original Revolving Facility Agreement) are deemed to be made by the Company as if references to “this Agreement” in or incorporated in the Repeating Representations are construed as references to this Agreement and to the Original Revolving Facility Agreement;

(ii)	the Company represents and warrants that no Default is continuing or is reasonably likely to result from the making of any Loan or the entry into, the performance of, or any transaction contemplated by, any Finance Document; and

(iii)	the Company makes each of the representations and warranties to be made by it set out in clause 18.16 (No misleading information) of the Amended and Restated Revolving Facility Agreement, as if those representations and warranties were set out in full in this Agreement.

(b)	The representations and warranties made pursuant to paragraph (a) above are made to each Party (other than the Company).

(c)	On the Effective Date, the Company makes each of the representations and warranties to be made by it set out in clause 18 (Representations) of the Amended and Restated Revolving Facility Agreement to each Finance Party under the Amended and Restated Revolving Facility Agreement.

3.	RESTATEMENT

(a)	The Original Revolving Facility Agreement will be amended and restated with effect from the Effective Date so that it reads and is construed for all purposes as set out in Schedule 3 (Amended and Restated Revolving Facility Agreement).

(b)	The Original Revolving Facility Agreement will not be amended and restated in the manner contemplated by this Agreement unless and until the Effective Date occurs.

4.	COMMITMENTS
On the Effective Date the Commitments of each Effective Date Lender will be its Effective Date Commitments.

5.	JOINT COORDINATORS
With effect from the Effective Date, HSBC Bank plc and Mizuho Bank, Ltd., will act as joint coordinators.

6.	FEES
The Company must pay to the Arrangers, the Joint Co-ordinators and the Facility Agent fees in the amounts and at the times set out in the relevant Fee Letters.

7.	CONFIRMATIONS
On the Effective Date the Company:

(i)	confirms its acceptance of the Amended and Restated Revolving Facility Agreement; and

(ii)	agrees that it is bound by the terms of the Amended and Restated Revolving Facility Agreement.

8.	MISCELLANEOUS

8.1	Continuing obligations

(a)	The provisions of the Original Revolving Facility Agreement and the other Finance Documents shall, save as amended by this Agreement, continue in full force and effect.

(b)	No waiver is given by this Agreement, and the Lenders expressly reserve all their rights and remedies in respect of any breach of, or other Default under and as defined in, the Original Revolving Facility Agreement, the Amended and Restated Facility Agreement or any other Finance Document.

8.2	Further assurance
The Company shall at the request of the Facility Agent and at its own expense do all such acts and things reasonably necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement.

8.3	Incorporation of terms
The provisions of clause 36 (Notices), clause 34 (Severability), clause 28.7 (Waivers and remedies cumulative) and clause 39 (Enforcement) of the Amended and Restated Revolving Facility Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those clauses to “this Agreement” or “the Finance Documents” were references to this Agreement.

8.4	Counterparts
This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

9.	GOVERNING LAW
This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.
THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1
EFFECTIVE DATE LENDERS
Abbey National Treasury Services plc (trading as Santander Global Banking & Markets)
Barclays Bank PLC
HSBC Bank plc
Lloyds Bank plc
Mizuho Bank, Ltd.
Royal Bank of Canada
The Royal Bank of Scotland plc
The Bank of Tokyo-Mitsubishi UFJ, Ltd.

SCHEDULE 2
CONDITIONS PRECEDENT TO THE EFFECTIVE DATE
Corporate documents

(a)	A certified copy of the constitutional documents of the Company.

(b)	A certified copy of a resolution of the board of directors or a committee of the board of directors of the Company approving the terms of, and the transactions contemplated by, the Finance Documents.

(c)	A specimen of the signature of each person authorised on behalf of the Company to execute or witness the execution of any Finance Document or to sign or send any document or notice in connection with any Finance Document.

(d)	A certificate of the Company (signed by a director) confirming that borrowing the Total Commitments would not cause any borrowing limit binding on the Company to be exceeded.

(e)	A certificate of an authorised signatory of the Company certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.
Finance documents

(a)	This Agreement executed by the Company.

(b)	The Arrangement and Participation Fee Letter executed by the Company.

(c)	The Co-ordination Fee Letter executed by the Company.
Legal opinions
A legal opinion of Clifford Chance LLP, legal advisers to the Arranger and the Facility Agent addressed to the Finance Parties.
Other documents and evidence

(a)	Evidence that all fees and expenses then due and payable from the Company under the Finance Documents have been or will be paid no later than the Effective Date.

(b)	The Original Financial Statements.

SCHEDULE 3
AMENDED AND RESTATED REVOLVING FACILITY AGREEMENT
DATED 12 JANUARY 2012
WESTERN POWER DISTRIBUTION (SOUTH WEST) PLC
AS THE COMPANY
HSBC BANK PLC
AND
MIZUHO BANK, LTD.
AS JOINT COORDINATORS
ABBEY NATIONAL TREASURY SERVICES PLC (TRADING AS SANTANDER
GLOBAL BANKING & MARKETS)
BARCLAYS BANK PLC
HSBC BANK PLC
LLOYDS BANK PLC
MIZUHO BANK, LTD.
ROYAL BANK OF CANADA
THE ROYAL BANK OF SCOTLAND PLC
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
AS BOOKRUNNERS AND MANDATED LEAD ARRANGERS
AND
MIZUHO BANK, LTD.
AS FACILITY AGENT

£245,000,000 MULTICURRENCY REVOLVING
FACILITY AGREEMENT

THIS AGREEMENT is dated 12 January 2012 and has been amended and restated by an amendment and restatement agreement dated      July 2014.
BETWEEN:

(1)	WESTERN POWER DISTRIBUTION (SOUTH WEST) PLC (registered number 02366894) (the “Company”);

(2)	HSBC BANK PLC and MIZUHO BANK, LTD. as joint coordinators (the “Joint Coordinators”);

(3)	ABBEY NATIONAL TREASURY SERVICES PLC (TRADING AS SANTANDER GLOBAL BANKING & MARKETS), BARCLAYS BANK PLC, HSBC BANK PLC, LLOYDS BANK PLC, MIZUHO BANK, LTD., ROYAL BANK OF CANADA, THE ROYAL BANK OF SCOTLAND PLC and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. as bookrunners and mandated lead arrangers (the “Arrangers”);

(4)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 (Original Parties) as original lenders (the “Original Lenders”); and

(5)	MIZUHO BANK, LTD. as facility agent (the “Facility Agent”).
IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions
In this Agreement:
“Acceptable Bank” means:

(a)	an Effective Date Lender (as defined in the Amendment Agreement);

(b)	a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of A- or higher by Standard & Poor’s Rating Services or A- or higher by Fitch Ratings Ltd or A3 or higher by Moody’s Investor Services Limited or a comparable rating from an internationally recognised credit rating agency; or

(c)	any other bank or financial institution approved by the Facility Agent (acting reasonably).
“Acceptable Jurisdiction” means:

(a)	the United States of America;

(b)	the United Kingdom; or

(c)	any other member state of the European Union or any Participating Member State where such country has long term sovereign credit rating of A- or higher by Standard & Poor’s Rating Services or A3 or higher from Moody’s Investor Services Limited or A- or higher from Fitch Ratings Ltd.

“Act” means the Electricity Act 1989 and, unless the context otherwise requires, all subordinate legislation made pursuant thereto.
“Administrative Party” means an Arranger or the Facility Agent.
“Affiliate” means a Subsidiary or a Holding Company of a person or any other Subsidiary of that Holding Company. Notwithstanding the foregoing and in so far as it relates to The Royal Bank of Scotland plc as a Lender, the term “Affiliate” shall not include (i) the UK government or any member or instrumentality thereof, including Her Majesty’s Treasury and UK Financial Investments Limited (or any directors, officers, employees or entities thereof) or (ii) any persons or entities controlled by or under common control with the UK government or any member or instrumentality thereof (including Her Majesty’s Treasury and UK Financial Investments Limited) and which are not part of The Royal Bank of Scotland Group plc and its subsidiary or subsidiary undertakings.
“Agent’s Spot Rate of Exchange” means the Facility Agent’s spot rate of exchange for the purchase of the relevant currency in the London foreign exchange market with Sterling at or about 11.00 a.m. on a particular day.
“Amendment Agreement” means the amendment and restatement agreement dated 29 July 2014 between the parties to this Agreement at such time.
“Ancillary Commencement Date” means, in relation to an Ancillary Facility, the date on which that Ancillary Facility is first made available, which date shall be a Business Day within the Availability Period.
“Ancillary Commitment” means, in relation to an Ancillary Lender and an Ancillary Facility, the maximum Base Currency Amount which that Ancillary Lender has agreed (whether or not subject to satisfaction of conditions precedent) to make available from time to time under an Ancillary Facility and which has been authorised as such under Clause 8 (Ancillary Facilities), to the extent that amount is not cancelled or reduced under this Agreement or the Ancillary Documents relating to that Ancillary Facility.
“Ancillary Document” means each document relating to or evidencing the terms of an Ancillary Facility.
“Ancillary Facility” means any ancillary facility made available by an Ancillary Lender in accordance with Clause 8 (Ancillary Facilities).
“Ancillary Lender” means each Lender (or Affiliate of a Lender) which makes available an Ancillary Facility in accordance with Clause 8 (Ancillary Facilities).

“Ancillary Outstandings” means, at any time, in relation to an Ancillary Lender and an Ancillary Facility then in force the aggregate of the equivalents (as calculated by that Ancillary Lender) in the Base Currency of the following amounts outstanding under that Ancillary Facility:

(a)	the principal amount under each overdraft facility and on-demand short term loan facility (net of any Available Credit Balance);

(b)	the face amount of each guarantee, bond and letter of credit under that Ancillary Facility; and

(c)	the amount fairly representing the aggregate exposure (excluding interest and similar charges) of that Ancillary Lender under each other type of accommodation provided under that Ancillary Facility, in each case as determined by such Ancillary Lender, acting reasonably in accordance with its normal banking practice and in accordance with the relevant Ancillary Document.
“Applicable Accounting Principles” means those accounting principles, standards and practices generally accepted in the United Kingdom and the accounting and reporting requirements of the Companies Act 2006, in each case as used in the Original Financial Statements.
“Authority” means The Gas and Electricity Markets Authority established under Section 1 of the Utilities Act 2000.
“Available Commitment” means a Lender’s Commitment minus:

(a)	the Base Currency Amount of its participation in any outstanding Loans and the Base Currency Amount of the aggregate of its (and its Affiliate’s) Ancillary Commitments; and

(b)	in relation to any proposed Loans, the Base Currency Amount of its participation in any Loans that are due to be made on or before the proposed Drawdown Date and the Base Currency Amount of its (and its Affiliate’s) Ancillary Commitment in relation to any new Ancillary Facility that is due to be made available on or before the proposed Drawdown Date, other than that Lender’s participation in any Loans that are due to be repaid or prepaid on or before the proposed Drawdown Date and that Lender’s (and its Affiliate’s) Ancillary Commitments to the extent that they are due to be reduced or cancelled on or before the proposed Drawdown Date.
“Available Credit Balance” means, in relation to an Ancillary Facility, credit balances on any account of the Company with the Ancillary Lender making available that Ancillary Facility to the extent that those credit balances are freely available to be set off by that Ancillary Lender against liabilities owed to it by the Company under that Ancillary Facility.
“Available Facility” means the aggregate for the time being of each Lender’s Available Commitment.

“Availability Period” means the period from and including the date of this Agreement to and including the date falling one month prior to the Final Maturity Date.
“Balancing and Settlement Code” means the document, as modified from time to time, setting out the electricity balancing and settlement arrangements designated by the Secretary of State and adopted by The National Grid Company plc (Registered No. 2366977) or its successor pursuant to its transmission licence.
“Balancing and Settlement Code Framework Agreement” means the agreement of that title, in the form approved by the Secretary of State, as amended from time to time, to which the Company is a party and by which the Balancing and Settlement Code is made binding upon the Company.
“Base Currency” means Sterling.
“Base Currency Amount” means:

(a)	in relation to a Loan, the amount specified in the Request delivered by the Company for that Loan (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is three Business Days before the Drawdown Date or, if later, on the date the Facility Agent receives the Request adjusted to reflect any repayment, prepayment, consolidation or division of the Loan, or as the case may be, cancellation or reduction of an Ancillary Facility; and

(b)	in relation to an Ancillary Commitment, the amount specified as such in the notice delivered to the Facility Agent by the Company pursuant to Clause 8.2 (Availability) (or, if the amount specified is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is three Business Days before the Ancillary Commencement Date for that Ancillary Facility or, if later, the date the Facility Agent receives the notice of the Ancillary Commitment in accordance with the terms of this Agreement).
“Basel III” means:

(a)	the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(b)	the rules for global systematically important banks contained in “Global systematically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(c)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

“Break Costs” means the amount (if any), calculated in accordance with Clause 26.3 (Break Costs), which a Lender is entitled to receive under this Agreement as compensation if any part of a Loan or overdue amount is prepaid.
“Business Day” means a day (other than a Saturday or a Sunday) on which commercial banks are open in London and:

(a)	if on that day a payment in or a purchase of a currency (other than euro) is to be made, the principal financial centre of the country of that currency; or

(b)	if on that day a payment in or purchase of euro is to be made, which is also a TARGET Day.
“Code” means the US Internal Revenue Code of 1986.
“Commitment” means:

(a)	in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Commitment” in Schedule 1 (Original Parties) and the amount of any other Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

(b)	in relation to any other Lender, the amount in the Base Currency of any Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement.
“Compliance Certificate” means a certificate substantially in the form of Schedule 5 (Form of Compliance Certificate) setting out, among other things, calculations of the financial covenants.
“Confidential Information” means all information relating to the Company, the Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)	any member of the Group or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 30 (Confidentiality and disclosure of information); or

(ii)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(iii)	is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.
“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the LMA or in any other form agreed between the Company and the Facility Agent.
“Contribution Notice” means a contribution notice issued by the Pensions Regulator under section 38 or section 47 of the Pensions Act 2004.
“CRD IV” means:

(a)	Regulation (EU) No. 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and

(b)	Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC.
“CTA” means the Corporation Tax Act 2009.
“Debt Purchase Transaction” means, in relation to a person, a transaction where such person:

(a)	purchases by way of assignment or transfer;

(b)	enters into any sub-participation in respect of; or

(c)	enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of, any Commitment or amount outstanding under this Agreement.
“Default” means:

(a)	an Event of Default; or

(b)	an event which would be (with the lapse of time, the expiry of a grace period, the giving of notice or the making of any determination under the Finance Documents or any combination of them) an Event of Default.

“Defaulting Lender” means any Lender:

(a)	which has failed to make its participation in a Loan available or has notified the Facility Agent that it will not make its participation in a Loan available by the Drawdown Date of that Loan in accordance with Clause 5.4 (Advance of Loan);

(b)	which has otherwise rescinded or repudiated a Finance Document; or

(c)	with respect to which an Insolvency Event has occurred and is continuing, unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event,
and payment is made within 5 Business Days of its due date; or

(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.
“Designated Gross Amount” means the amount notified by the Company to the Facility Agent upon the establishment of a Multi-account Overdraft as being the maximum amount of Gross Outstandings that will, at any time, be outstanding under that Multi-account Overdraft.
“Designated Net Amount” means the amount notified by the Company to the Facility Agent upon the establishment of a Multi-account Overdraft as being the maximum amount of Net Outstandings that will, at any time, be outstanding under that Multi-account Overdraft.
“Disruption Event” means either or both of:

(a)	a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Finance Documents (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.
“Dodd-Frank” means the Dodd-Frank Wall Street Reform and Consumer Protection Act, Pub. L. No. 111-203, 124 stat. 1376 (2010) and all requests, rules, guidelines or directives in connection therewith.
“Drawdown Date” means each date on which a Loan is made.
“Environment” means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:

(a)	air (including, without limitation, air within natural or man-made structures, whether above or below ground);

(b)	water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

(c)	land (including, without limitation, land under water).
“Environmental Claim” means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law.
“Environmental Law” means any applicable law or regulation which relates to:

(a)	the pollution or protection of the Environment;

(b)	the conditions of the workplace; or

(c)	the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including, without limitation, any waste.
“euro or euros or ?” means the single currency of the Participating Member States.
“EURIBOR” means in relation to any Loan in euro:

(a)	the applicable Screen Rate;

(b)	(if no Screen Rate is available for the Term of that Loan) the Interpolated Screen Rate for that Loan; or

(c)	if:

(i)	no Screen Rate is available for the Term of that Loan; and

(ii)	it is not possible to calculate an Interpolated Screen Rate for that Loan,

the Reference Bank Rate,
as of, in the case of paragraphs (a) and (c) above, the Specified Time on the Quotation Day for the offering of deposits in euro and for a period equal in length to the Term for that Loan.
“Event of Default” means an event specified as such in this Agreement.
“Facility” means the revolving credit facility made available under this Agreement as described in sub-clause 2.1 of Clause 2 (The Facility).
“Facility Office” means the office(s) notified by a Lender to the Facility Agent:

(a)	on or before the date it becomes a Lender; or

(b)	by not less than five Business Days’ notice,
as the office(s) through which it will perform its obligations under this Agreement.
“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations or other official guidance;

(b)	any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or

(c)	any agreement pursuant to the implementation of paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.
“FATCA Application Date” means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)	in relation to a “withholdable payment” described in section 1473(1)(A)(ii) of the Code (which relates to “gross proceeds” from the disposition of property of a type that can produce interest from sources within the US), 1 January 2017; or

(c)	in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2017, or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.
“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.
“Fee Letter” means:

(a)	any letter entered into by reference to the Facility between one or more Administrative Parties and the Company setting out the amount of certain fees referred to in the Agreement; and

(b)	any agreement setting out fees payable to a Finance Party referred to in Clause 25 (Fees) of this Agreement or under any other Finance Document.
“Final Maturity Date” means, subject to Clause 6 (Extension Option), the fifth anniversary of the date of this Agreement.
“Finance Document” means:

(a)	this Agreement;

(b)	any Ancillary Document;

(c)	a Fee Letter;

(d)	a Transfer Certificate; or

(e)	any other document designated as such by the Facility Agent and the Company.
“Finance Party” means a Lender, an Ancillary Lender or an Administrative Party.
“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any acceptance credit;

(c)	any bond, note, debenture, loan stock or other similar instrument;

(d)	any redeemable preference share;

(e)	any finance or capital lease;

(f)	receivables sold or discounted (otherwise than on a non-recourse basis);

(g)	the acquisition cost of any asset to the extent payable after its acquisition or possession by the party liable where the deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset;

(h)	any derivative transaction protecting against or benefiting from fluctuations in any rate or price (and, except for non-payment of an amount, the then mark to market value of the derivative transaction will be used to calculate its amount);

(i)	any other transaction (including any forward sale or purchase agreement) which has the commercial effect of a borrowing;

(j)	any counter-indemnity obligation in respect of any guarantee, indemnity, bond, letter of credit or any other instrument issued by a bank or financial institution; or

(k)	any guarantee, indemnity or similar assurance against financial loss of any person in respect of any item referred to in paragraphs (a) to (j) above.
“Financial Support Direction” means a financial support direction issued by the Pensions Regulator under section 43 of the Pensions Act 2004.
“Funding Rate” means any rate notified by a Lender to the Facility Agent pursuant to Clause 13 (Market Disruption).
“Gross Outstandings” means, in relation to a Multi-account Overdraft, the Ancillary Outstandings of that Multi-account Overdraft but calculated on the basis that the words “(net of any Available Credit Balance)” in paragraph (a) of the definition of “Ancillary Outstandings” were deleted.
“Group” means the Company and its Subsidiaries.
“Holding Company” means in relation to a person, any other person in respect of which it is a Subsidiary.
“Impaired Agent” means the Facility Agent at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)	the Facility Agent otherwise rescinds or repudiates a Finance Document;

(c)	(if the Facility Agent is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of “Defaulting Lender”; or

(d)	an Insolvency Event has occurred and is continuing with respect to the Facility Agent;
unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event,

and payment is made within 5 Business Days of its due date; or

(ii)	the Facility Agent is disputing in good faith whether it is contractually obliged to make the payment in question.
“Increase Confirmation” means a confirmation substantially in the form set out in Schedule 6 (Form of Increase Confirmation).
“Increase Lender” has the meaning given to that term in Clause 2.2.1 (Increase).
“Increased Cost” means:

(a)	an additional or increased cost;

(b)	a reduction in the rate of return under a Finance Document or on a Finance Party’s (or its Affiliate’s) overall capital; or

(c)	a reduction of an amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates but only to the extent attributable to that Finance Party having entered into any Finance Document or funding or performing its obligations under any Finance Document.
“Insolvency Event” in relation to a Finance Party means that the Finance Party:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)	institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding up or liquidation by it or such regulator, supervisor or similar official;

(e)	has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)	has a resolution passed for its winding up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(g)	seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;

(h)	has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(i)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) above; or

(j)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.
“Interpolated Screen Rate” means, in relation to LIBOR or EURIBOR for any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Term of that Loan; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Term of that Loan, each as of the Specified Time on the Quotation Day for the currency of that Loan.
“ITA” means the Income Tax Act 2007.
“Legal Reservations” means:

(a)	the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)	the time barring of claims under the Limitation Act 1980 and the Foreign Limitation Periods Act 1984, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim;

(c)	similar principles, rights and defences under the laws of any jurisdiction in which a member of the Group or a Holding Company of the Company is incorporated; and

(d)	any other matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinion provided under Schedule 2 (Conditions Precedent Documents).

“Lender” means:

(a)	an Original Lender; or

(b)	any person which becomes a Lender after the date of this Agreement in accordance with Clause 2.2 (Increase) or Clause 29 (Changes to the Parties),
which in each case has not ceased to be a Lender in accordance with the terms of this Agreement.
“LIBOR” means, in relation to any Loan:

(a)	the applicable Screen Rate;

(b)	(if no Screen Rate is available for the Term of that Loan) the Interpolated Screen Rate for that Loan; or

(c)	if:

(i)	no Screen Rate is available for the currency of that Loan; or

(ii)	no Screen Rate is available for the Term of that Loan and it is not possible to calculate an Interpolated Screen Rate for that Loan, the Reference Bank Rate,
as of, in the case of paragraphs (a) and (c) above, the Specified Time on the Quotation Day for the currency of that Loan and for a period equal in length to the Term of that Loan.
“Licence” means:

(a)	the electricity distribution licence made and treated as granted to the Company under Section 6(1)(c) of the Act pursuant to a licensing scheme made by the Secretary of State under Part II of Schedule 7 to the Utilities Act 2000 on 28 September, 2001; or

(b)	any statutory amendment or replacement licence or licences granted pursuant to the Utilities Act 2000 which permit the Company to distribute electricity in the area it is certified to operate in.
“LMA” means the Loan Market Association.
“Loan” means, unless otherwise stated in this Agreement, the principal amount of each borrowing under this Agreement or the principal amount outstanding of that borrowing.

“Majority Lenders” means, at any time, Lenders:

(a)	whose share in the outstanding Loans and whose undrawn Commitments then aggregate 66 2/3 per cent. or more of the aggregate of all the outstanding Loans and the undrawn Commitments of all the Lenders;

(b)	if there are no Loans then outstanding, whose undrawn Commitments then aggregate 66 2/3 per cent. or more of the Total Commitments; or

(c)	if there are no Loans then outstanding and the Total Commitments have been reduced to zero, whose Commitments aggregated 66 2/3 per cent. or more of the Total Commitments immediately before the reduction.
“Margin” means, provided that:

(a)	at least one of Moody’s Investor Services Limited (“Moody’s”) and Standard & Poor’s Ratings Services (“Standard & Poor’s”) has provided a current rating in respect of the long-term, unsecured and non credit-enhanced debt obligations of the Company; and

(b)	no Event of Default is outstanding,
prior to but excluding the Effective Date (as defined in the Amendment Agreement) (and for the avoidance of doubt, for the purpose of calculating interest on an overnight basis, from the date immediately preceding the Effective Date to the Effective Date) the rate set out in the table below:

Rating (Moody’s)	Rating (Standard & Poor’s)	Margin (per annum)

Less than Baa3	Less than BBB-	1.15%

Baa3	BBB-	0.95%

Baa2	BBB	0.85%

Baa1	BBB+	0.75%

A3 or higher	A- or higher	0.65%
from (and including) the Effective Date (as defined in the Amendment Agreement) the rate set out in the table below, provided that on the Effective Date the Margin shall be 0.50%:

Rating (Moody’s)	Rating (Standard & Poor’s)	Margin (per annum)
Less than Baa3	Less than BBB-	0.90%
Baa3	BBB-	0.70%
Baa2	BBB	0.55%
Baa1	BBB+	0.45%
A3 or higher	A- or higher	0.35%

If the current Moody’s and Standard & Poor’s ratings in respect of the Company imply different Margin rates, the Margin shall be the average of the two Margin rates implied. If only one of Moody’s and Standard & Poor’s provides a rating in respect of the long-term, unsecured and non credit-enhanced debt obligations of the Company, that rating alone shall be used to determine the applicable Margin. If neither Moody’s nor Standard & Poor’s provides a rating in respect of the long-term, unsecured and non credit-enhanced debt obligations of the Company, or if an Event of Default is outstanding, the applicable Margin shall be 0.90% per annum. Any increase or decrease in the Margin shall take effect on (i) the date on which the Moody’s and/or Standard & Poor’s rating in respect of the long-term, unsecured and non credit-enhanced debt obligations of the Company is published or, as the case may be, changed or (ii) where the Facility Agent receives notice from the Company or otherwise becomes aware that an Event of Default has occurred or has ceased to be outstanding, with effect from the date on which such Event of Default occurs or ceases to be outstanding.
For the purposes of this definition, an Event of Default being “outstanding” means that it has not been remedied (as evidenced by the Company to the Facility Agent (acting reasonably)) or waived.
“Material Adverse Effect” means a material adverse effect on:

(a)	the business, assets or financial condition of the Group taken as a whole;

(b)	the ability of the Company to perform its payment obligations under the Finance Documents or its obligations under Clauses 20.3 (Interest Cover) or 20.4 (Asset Cover) of this Agreement; or

(c)	the validity or enforceability of the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents.
“Material Subsidiary” means, at any time, a Subsidiary of the Company whose gross assets or gross revenues (on a consolidated basis and excluding intra-Group items) then equal or exceed 10 per cent. of the gross assets or gross revenues of the Group.
For this purpose:

(a)	the gross assets or gross revenues of a Subsidiary of the Company will be determined from its financial statements (consolidated if it has Subsidiaries) upon which the latest audited financial statements of the Group have been based;

(b)	if a Subsidiary of the Company becomes a member of the Group after the date on which the latest audited financial statements of the Group have been prepared, the gross assets or gross revenues of that Subsidiary will be determined from its latest financial statements;

(c)	the gross assets or gross revenues of the Group will be determined from the Company’s latest audited financial statements, adjusted (where appropriate) to reflect the gross assets or gross revenues of any company or business subsequently acquired or disposed of; and

(d)	if a Material Subsidiary disposes of all or substantially all of its assets to another Subsidiary of the Company, it will immediately cease to be a Material Subsidiary and the other Subsidiary (if it is not already) will immediately become a Material Subsidiary; the subsequent financial statements of those Subsidiaries and the Group will be used to determine whether those Subsidiaries are Material Subsidiaries or not.
If there is a dispute as to whether or not a company is a Material Subsidiary, a certificate of the auditors of the Company will be, in the absence of manifest error, conclusive.
“Maturity Date” means the last day of the Term of a Loan.
“Multi-account Overdraft” means an Ancillary Facility which is an overdraft facility comprising more than one account.
“Net Outstandings” means, in relation to a Multi-account Overdraft, the Ancillary Outstandings of that Multi-account Overdraft.
“New Lender” has the meaning given to that term in Clause 29 (Changes to the Parties).
“Non-Consenting Lender” means any Lender who does not and continues not to consent or agree to the Company’s or the Facility Agent’s (at the request of the Company) request to give a consent in relation to, or agree to a waiver or amendment of, any provisions of the Finance Documents where Lenders whose Commitments aggregate either:

(a)	in the case the consent, waiver or amendment in question requires the approval of all the Lenders, Lenders whose Commitments aggregate more than 85% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 85% of the Total Commitments prior to that reduction); or

(b)	in the case the consent, waiver or amendment in question requires the approval of the Majority Lenders, Lenders whose Commitments aggregate more than 60% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 60% of the Total Commitments prior to that reduction), have consented or agreed to such waiver or amendment.
“OFGEM” means the Office of Gas and Electricity Markets.
“Optional Currency” means any currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to Optional Currencies).

“Original Financial Statements” means the audited consolidated financial statements of the Company for the year ended 31 March 2014.
“Participating Member State” means a member state of the European Union that has the euro as its lawful currency under the legislation of the European Union relating to Economic and Monetary Union.
“Party” means a party to this Agreement.
“Pensions Regulator” means the body corporate called the Pensions Regulator established under Part I of the Pensions Act 2004.
“PPL” means PPL Corporation, a company incorporated in Pennsylvania, U.S.A. whose head office is in Two North Ninth Street, Allentown, PA18101, Pennsylvania, U.S.A., registered number 2570936.
“Pre-approved Currency” means U.S.$ and euro.
“Pro Rata Share” means:

(a)	for the purpose of determining a Lender’s share in a Loan, the proportion which its Available Commitment bears to the Available Facility immediately prior to making the Loan; and

(b)	for any other purpose on a particular date:

(i)	the proportion which its Commitment bears to the Total Commitments on that date; or

(ii)	if the Total Commitments have been cancelled, the proportion which its Commitments bore to the Total Commitments immediately before being cancelled.
“PUHCA” means the Public Utility Holding Company Act of 2005, as amended, of the United States of America.
“Qualifying Lender” has the meaning given to such term in Clause 14.1 (Definitions)).
“Quasi-Security Interest” has the meaning given to such term in Clause 21.5 (Negative Pledge).
“Quotation Day” means, in relation to any period for which an interest rate is to be determined:

(a)	(if the currency is Sterling) the first day of that period;

(b)	(if the currency is euro) two TARGET Days before the first day of that period; or

(c)	(for any other currency) two Business Days before the first day of that period,

unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Facility Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).
“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request by the Reference Banks:

(a)	in relation to LIBOR, as the rate at which the relevant Reference Bank could borrow funds in the London interbank market; or

(b)	in relation to EURIBOR, as the rate at which the relevant Reference Bank could borrow funds in the European interbank market, in the relevant currency and for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that period.
“Reference Bank Quotation” means any quotation supplied to the Facility Agent by a Reference Bank.
“Reference Banks” means the principal London offices of such banks as may be appointed by the Facility Agent in consultation with the Company and with the consent of the bank so appointed.
“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.
“Relevant Interbank Market” means in relation to euro, the European interbank market and, in relation to any other currency, the London interbank market.
“Repeating Representations” means each of the representations and warranties set out in Clause 18.2 (Status) to Clause 18.8 (Financial Statements) (inclusive), Clause 18.10 (Litigation), Clause 18.12 (Non-Violation of other Agreements) and Clause 18.13 (Governing law and enforcement).
“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.
“Request” means a request for a Loan, substantially in the relevant form set out in Schedule 3 (Requests).
“Rollover Loan” means one or more Loans:

(a)	made or to be made on the same day that a maturing Loan is due to be repaid;

(b)	the aggregate amount of which is equal to or less than the amount of the maturing Loan;

(c)	in the same currency as the maturing Loan (unless it arose as a result of the operation of Clause 7.2 (Revocation of a currency); and

(d)	made or to be made to the Company for the purpose of refinancing that maturing Loan.
“Screen Rate” means:

(a)	in relation to LIBOR, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on pages LIBOR01 or LIBOR02 of the Reuters screen (or any replacement Reuters page which displays that rate); and

(b)	in relation to EURIBOR, the euro interbank offered rate administered by the Banking Federation of the European Union (or any other person which takes over the administration of that rate) for the relevant period displayed on page EURIBOR01 of the Reuters screen (or any replacement Reuters page which displays that rate), or, in each case, on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters. If such page or service ceases to be available, the Facility Agent may specify another page or service displaying the relevant rate after consultation with the Company.
“Secretary of State” means the Secretary of State for Business, Innovation and Skills.
“Security Interest” means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having a similar effect.
“Specified Time” means a time determined in accordance with Schedule 7 (Timetables).
“Sterling” and “£” mean the lawful currency of the United Kingdom.
“Subordination Deed” means a document in the form set out in Schedule 8 (Form of Subordination Deed) duly completed and executed by the parties thereto.
“Subsidiary” means:

(a)	a subsidiary within the meaning of section 1159 of the Companies Act 2006; and

(b)	unless the context otherwise requires, a subsidiary undertaking within the meaning of section 1162 of the Companies Act 2006.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single platform and which was launched on 19 November 2007.
“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in euro.
“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty, addition to tax or any interest payable in connection with any failure to pay or any delay in paying any of the same).
“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.
“Tax Payment” means either an increase in a payment made by the Company to a Finance Party under Clause 14.2 (Tax gross-up) or a payment under Clause 14.3 (Tax indemnity).
“Term” means, in respect of a Loan, each period determined under this Agreement by reference to which interest on a Loan or an overdue amount is calculated.
“Total Commitments” means the aggregate of the Commitments being £245,000,000 at the date of this Agreement.
“Transfer Certificate” means a certificate, substantially in the form of Schedule 4 (Form of Transfer Certificate), with such amendments as the Facility Agent may approve or reasonably require or any other form agreed between the Facility Agent and the Company.
“Transfer Date” means, in relation to a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Transfer Certificate; and

(b)	the date on which the Facility Agent executes the relevant Transfer Certificate.
“U.K.” means the United Kingdom.
“Unpaid Sum” means any sum due and payable but unpaid by the Company under the Finance Documents.
“US” means the United States of America.
“U.S. Dollars” and “U.S.$” means the lawful currency for the time being of the United States of America.
“VAT” means:

(a)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112; and

(b)	any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

1.2	Construction

1.2.1	The following definitions have the meanings given to them in Clause 20 (Financial Covenants):

(a)	Cash;

(b)	Cash Equivalent Investments;

(c)	Consolidated EBITDA;

(d)	Interest Payable;

(e)	Measurement Period;

(f)	Regulatory Asset Base; and

(g)	Total Net Debt.

1.2.2	In this Agreement, unless the contrary intention appears, a reference to:

(a)	an amendment includes a supplement, novation, restatement or re-enactment and amended will be construed accordingly;

(b)	assets includes present and future properties, revenues and rights of every description;

(c)	an authorisation includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration or notarisation;

(d)	disposal means a sale, transfer, grant, lease or other disposal, whether voluntary or involuntary, and dispose will be construed accordingly;

(e)	indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money;

(f)	know your customer requirements are the identification checks that a Finance Party requests in order to meet its obligations under any applicable law or regulation to identify a person who is (or is to become) its customer;

(g)	a person includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality;

(h)	a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(i)	the winding-up of a person includes the administration, dissolution or liquidation or other like process of that person, any composition or arrangement with the creditors, amalgamation, reconstruction, reorganisation or consolidation pursuant to Part XXVI of the Companies Act 2006 proposed or carried out in respect of that person or a company voluntary arrangement pursuant to the Insolvency Act 1986 carried out or proposed in respect of that person;

(j)	a currency is a reference to the lawful currency for the time being of the relevant country;

(k)	save as set out in the definition of Margin in Clause 1.1 (Definitions), a Default (other than an Event of Default) being outstanding means that it has not been remedied or waived and an Event of Default being outstanding means that it has not been waived;

(l)	a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

(m)	a Clause, a Subclause or a Schedule is a reference to a clause or subclause of, or a schedule to, this Agreement;

(n)	a person includes its successors in title, permitted assigns and permitted transferees;

(o)	a Finance Document or another document is a reference to that Finance Document or other document as amended; and

(p)	a time of day is a reference to London time.

1.2.3	Unless the contrary intention appears, a reference to a month or months is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that:

(a)	if the numerically corresponding day is not a Business Day, the period will end on the next Business Day in that month (if there is one) or the preceding Business Day (if there is not);

(b)	if there is no numerically corresponding day in that month, that period will end on the last Business Day in that month; and

(c)	notwithstanding sub-clause 1.2.3(a) above, a period which commences on the last Business Day of a month will end on the last Business Day in the next month or the calendar month in which it is to end, as appropriate.

1.2.4	Unless expressly provided to the contrary in a Finance Document, a person who is not a party to a Finance Document may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999 and notwithstanding any term of any Finance Document, the consent of any third party is not required for any variation (including any release or compromise of any liability) or termination of that Finance Document.

1.2.5	Unless the contrary intention appears:

(a)	a reference to a Party will not include that Party if it has ceased to be a Party under this Agreement;

(b)	a word or expression used in any other Finance Document or in any notice given in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement; and

(c)	any obligation of the Company under the Finance Documents which is not a payment obligation remains in force for so long as any payment obligation of the Company is or may be outstanding under the Finance Documents.

1.2.6	The headings in this Agreement do not affect its interpretation.

1.2.7	The Company providing cash cover for an Ancillary Facility means the Company paying an amount in the currency of the Ancillary Facility to an interest-bearing account in the name of the Company and the following conditions being met:

(a)	the account is with the Ancillary Lender for which that cash cover is to be provided;

(b)	until no amount is or may be outstanding under that Ancillary Facility, withdrawals from the account may only be made to pay the relevant Finance Party amounts due and payable to it under this Agreement in respect of that Ancillary Facility; and

(c)	the Company has executed a security document over that account, in form and substance satisfactory to the Ancillary Lender with which that account is held, creating a first ranking security interest over that account.

1.2.8	The Company repaying or prepaying any Ancillary Outstandings means:

(a)	the Company providing cash cover in respect of the Ancillary Outstandings;

(b)	the maximum amount payable under the Ancillary Facility being reduced or cancelled in accordance with its terms; or

(c)	the Ancillary Lender being satisfied (acting reasonably) that it has no further liability under that Ancillary Facility, and the amount by which Ancillary Outstandings are repaid or prepaid under paragraphs (a) and (b) above is the amount of the relevant cash cover or reduction or cancellation.

1.2.9	An amount borrowed includes any amount utilised under an Ancillary Facility.

2.	THE FACILITY

2.1	The Facility

2.1.1	Subject to the terms of this Agreement, the Lenders make available to the Company a multicurrency revolving credit facility in an aggregate amount the Base Currency Amount of which is equal to the Total Commitments.

2.1.2	Subject to the terms of this Agreement and the Ancillary Documents, an Ancillary Lender may make all or part of its Commitment available to the Company as an Ancillary Facility.

2.2	Increase

2.2.1	The Company may by giving prior notice to the Facility Agent by no later than the date falling 10 Business Days after the effective date of a cancellation of:

(a)	the Available Commitments of a Defaulting Lender in accordance with sub-clause 10.6.4 of Clause 10.6 (Involuntary prepayment and cancellation); or

(b)	the Commitments of a Lender in accordance with:

(i)	Clause 10.1 (Mandatory prepayment – illegality); or

(ii)	sub-clause 10.6.2 of Clause 10.6 (Involuntary prepayment and cancellation), request that the Total Commitments be increased (and the Total Commitments shall be so increased) in an aggregate amount in the Base Currency of up to the amount of the Available Commitments or Commitments so cancelled as follows:

(c)	the increased Commitments will be assumed by one or more Lenders or other banks, financial institutions, trusts, funds or other entities (each an “Increase Lender”) selected by the Company (each of which shall not be a member of the Group and which is further acceptable to the Facility Agent (acting reasonably)) and each of which confirms its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender;

(d)	the Company and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Company and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender;

(e)	each Increase Lender shall become a Party as a “Lender” and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender;

(f)	the Commitments of the other Lenders shall continue in full force and effect; and

(g)	any increase in the Total Commitments shall take effect on the date specified by the Company in the notice referred to above or any later date on which the conditions set out in sub-clause 2.2.2 below are satisfied.

2.2.2	An increase in the Total Commitments will only be effective on:

(a)	the execution by the Facility Agent of an Increase Confirmation from the relevant Increase Lender; and

(b)	in relation to an Increase Lender which is not a Lender immediately prior to the relevant increase the performance by the Facility Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender, the completion of which the Facility Agent shall promptly notify to the Company and the Increase Lender.

2.2.3	Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective.

2.2.4	Unless the Facility Agent otherwise agrees or the increased Commitment is assumed by an existing Lender, the Company shall, on the date upon which the increase takes effect, pay to the Facility Agent (for its own account) a fee of £1,750 and the Company shall promptly on demand pay the Facility Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with any increase in Commitments under this Clause 2.2.

2.2.5	The Company may pay to the Increase Lender a fee in the amount and at the times agreed between the Company and the Increase Lender in a letter between the Company and the Increase Lender setting out that fee. A reference in this Agreement to a Fee Letter shall include any letter referred to in this paragraph.

2.2.6	Clause 29.4 (Limitation of responsibility of Existing Lender) shall apply mutatis mutandis in this Clause 2.2 in relation to an Increase Lender as if references in that Clause to:

(a)	an “Existing Lender” were references to all the Lenders immediately prior to the relevant increase;

(b)	the “New Lender” were references to that “Increase Lender”; and

(c)	a “re-transfer” and “re-assignment” were references to respectively a “transfer” and “assignment”.”

2.2.7	Each Party (other than the Increase Lender) irrevocably authorises the Facility Agent to execute any duly completed Increase Confirmation on its behalf.

2.3	Nature of a Finance Party’s rights and obligations
Unless otherwise agreed by all the Finance Parties:

2.3.1	the obligations of a Finance Party under the Finance Documents are several;

2.3.2	failure by a Finance Party to perform its obligations does not affect the obligations of any other Party under the Finance Documents;

2.3.3	no Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents;

2.3.4	the rights of a Finance Party under the Finance Documents are separate and independent rights;

2.3.5	a debt arising under the Finance Documents to a Finance Party is a separate and independent debt; and

2.3.6	a Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights.

3.	PURPOSE

3.1	Purpose
The Company shall apply all amounts borrowed by it under the Facility towards the general corporate purposes of the Group and in compliance with the Licence, but not in the case of any utilisation of any Ancillary Facility towards any prepayment of any Loan.

3.2	No obligation to monitor
No Finance Party is bound to monitor or verify any amount borrowed pursuant to this Agreement.

4.	CONDITIONS PRECEDENT

4.1	Conditions precedent documents
A Request may not be given until the Facility Agent has notified the Company and the Lenders that it has received (or waived receipt of) all of the documents and evidence set out in Schedule 2 (Conditions Precedent Documents) in form and substance satisfactory to the Facility Agent. The Facility Agent shall give this notification to the Company and the Lenders upon being so satisfied.

4.2	Further conditions precedent
The obligations of each Lender to participate in any Loan are subject to the further conditions precedent that on both the date of the Request and the Drawdown Date for that Loan:

4.2.1	the Repeating Representations are correct in all material respects; and

4.2.2	no Default or, in the case of a Rollover Loan, no Event of Default is outstanding or would result from the Loan.

4.3	Conditions relating to Optional Currencies

4.3.1	A currency will constitute an Optional Currency in relation to a Loan if:

(a)	it is readily available in the amount required and freely convertible into the Base Currency in the Relevant Interbank Market on the Quotation Day and the Drawdown Date for that Loan; and

(b)	it is euros or U.S. Dollars or has been approved by the Facility Agent (acting on the instructions of all the Lenders) on or prior to receipt by the Facility Agent of the relevant Request for that Loan.

4.3.2	If the Facility Agent has received a written request from the Company for a currency to be approved under paragraph (b) of sub-clause 4.3.1 above, the Facility Agent will confirm to the Company by the Specified Time:

(a)	whether or not the Lenders have granted their approval; and

(b)	if approval has been granted, the minimum amount (and, if required, integral multiples) for any subsequent Loan in that currency.

4.4	Maximum number
Unless the Facility Agent agrees, a Request may not be given if, as a result, there would be more than 20 Loans outstanding.

5.	UTILISATION

5.1	Giving of Requests

5.1.1	The Company may borrow a Loan by giving to the Facility Agent a duly completed Request not later than the Specified Time.

5.1.2	Each Request is irrevocable.

5.2	Completion of Requests

5.2.1	A Request for a Loan will not be regarded as having been duly completed unless:

(a)	the Drawdown Date is a Business Day falling within the Availability Period;

(b)	the currency and amount of the Loan comply with Clause 5.3 (Currency and amount); and

(c)	the proposed Term complies with this Agreement.

5.2.2	Only one Loan may be requested in a Request.

5.3	Currency and amount

5.3.1	The currency specified in a Request must be either the Base Currency or an Optional Currency.

5.3.2	The amount of the proposed Loan must be:

(a)	if the currency selected is the Base Currency, a minimum of £5,000,000 and an integral multiple of £1,000,000 or, if less, the Available Facility (or such other amount as the Facility Agent may agree); or

(b)	if the currency selected is an Optional Currency, the minimum amount (and if required, integral multiple) specified by the Facility Agent pursuant to paragraph (b) of sub-clause 4.3.2 of Clause 4.3 (Conditions relating to Optional Currencies) or, if less, the Available Facility.

5.4	Advance of Loan

5.4.1	The Facility Agent must promptly notify each Lender of the details of the requested Loan and the amount of its share in that Loan.

5.4.2	If the conditions set out in this Agreement have been met, and subject to Clause 9.2 (Cashless Rollover), each Lender shall make its participation in each Loan available by no later than 2.00pm on the Drawdown Date through its Facility Office.

5.4.3	Save as set out in sub-clause 5.4.4 below, the amount of each Lender’s share of the Loan will be its Pro Rata Share on the proposed Drawdown Date.

5.4.4	If a Loan is made to repay Ancillary Outstandings, each Lender’s participation in that Loan will be in an amount (as determined by the Facility Agent) which will result as nearly as possible in the aggregate amount of its participation in the Loans then outstanding bearing the same proportion to the aggregate amount of the Loans then outstanding as its Commitment bears to the Total Commitments.

5.4.5	No Lender is obliged to participate in a Loan if as a result:

(a)	the Base Currency Amount of its share in the aggregate amount of the Loans would exceed its Commitment; or

(b)	the Base Currency Amount of the Loans would exceed the Total Commitments.

5.4.6	The Facility Agent shall determine the Base Currency Amount of each Loan which is to be made in an Optional Currency and shall notify each Lender of the amount, currency and the Base Currency Amount of each Loan, the amount of its participation in that Loan and, if different, the amount of that participation to be made available in accordance with Clause 17 (Payments), in each case by the Specified Time.

6.	EXTENSION OPTION

6.1	The Company may by notice to the Facility Agent (the Initial Extension Request) not more than 60 days and not less than 30 days before the first anniversary of the date of the Amendment Agreement (the First Anniversary), request that the Final Maturity Date be extended for a further period of one year.

6.2	The Company may by notice to the Facility Agent (the Second Extension Request) no more than 60 days and not less than 30 days before the second anniversary of the date of the Amendment Agreement (the Second Anniversary), request that the Final Maturity Date:

(a)	with respect to Lenders who have agreed to the Initial Extension Request, be extended for a further period of one year; and/or

(b)	if no Initial Extension Request has been made, or with respect to Lenders who refused the Initial Extension Request:

(i)	be extended for a period of one year; or

(ii)	be extended for a period of two years,
as selected by the Company in the notice to the Facility Agent.

6.3	The Facility Agent must promptly notify the Lenders of any Initial Extension Request or Second Extension Request (an Extension Request).

6.4	Each Lender may, in its sole discretion, agree to any Extension Request. Each Lender that agrees to an Extension Request by the date falling 15 days before, the relevant anniversary of the date of this Agreement, will extend its Commitment for a further period of one year or two years, as set out in the relevant Extension Request, from the then current Final Maturity Date and the Final Maturity Date of that Lender will be extended accordingly.

6.5	If any Lender fails to reply to an Extension Request on or before the date falling 15 days before the relevant anniversary of the date of this Agreement, it will be deemed to have refused that Extension Request and its Commitment will not be extended.

6.6	Subject to Clause 6.8 below, each Extension Request is irrevocable.

6.7	If one or more (but not all) of the Lenders agree to an Extension Request, then the Facility Agent must notify the Company and the Lenders which have agreed to the extension, identifying in that notification which Lenders have not agreed to the Extension Request.

6.8	The Company may, on the basis that one or more of the Lenders have not agreed to the Extension Request and no later than the date falling 5 days before the relevant anniversary of the date of this Agreement, withdraw the request by notice to the Facility Agent which will promptly notify the Lenders.

7.	OPTIONAL CURRENCIES

7.1	Selection

7.1.1	The Company must select the currency of a Loan in its Request. The Company may select the Base Currency or an Optional Currency for a Loan.

7.1.2	Unless the Facility Agent otherwise agrees, the Loans may not be denominated at any one time in more than three currencies.

7.2	Revocation of currency

7.2.1	Notwithstanding any other term of this Agreement, if before the Specified Time on any Quotation Day the Facility Agent receives notice from a Lender that:

(a)	the Optional Currency requested is not readily available to it in the relevant interbank market in the amount and for the period required; or

(b)	participating in a Loan in the proposed Optional Currency might contravene any law or regulation applicable to it, the Facility Agent must give notice to the Company to that effect promptly and in any event before the Specified Time on that day.

7.2.2	In this event:

(a)	that Lender must participate in the Loan in the Base Currency (in an amount equal to that Lender’s proportion of the Base Currency Amount or, in respect of a Rollover Loan, an amount equal to that Lender’s proportion of the Base Currency Amount of the Rollover Loan that is due to be made); and

(b)	the share of that Lender in the Loan and any other similarly affected Lender(s) will be treated as a separate Loan denominated in the Base Currency during that Term.

7.2.3	Any part of a Loan treated as a separate Loan under this sub-clause will not be taken into account for the purposes of any limit on the number of Loans or currencies outstanding at any one time.

7.2.4	A Loan will still be treated as a Rollover Loan if it is not denominated in the same currency as the maturing Loan by reason only of the operation of this sub-clause.

7.3	Optional Currency equivalents
Except as expressly provided in this Agreement, the equivalent in the Base Currency of a Loan or part of a Loan in an Optional Currency for the purposes of calculating:

7.3.1	whether any limit under this Agreement has been exceeded;

7.3.2	the amount of a Loan;

7.3.3	the share of a Lender in a Loan;

7.3.4	the amount of any repayment of a Loan; or

7.3.5	the undrawn amount of a Lender’s Commitment,
is its Base Currency Amount.

8.	ANCILLARY FACILITIES

8.1	Type of Facility
An Ancillary Facility may be by way of:

8.1.1	a multicurrency overdraft facility;

8.1.2	a multicurrency guarantee, bonding, documentary or stand-by letter of credit facility;

8.1.3	a short term multicurrency loan facility;

8.1.4	a derivatives facility;

8.1.5	a foreign exchange facility; or

8.1.6	any other multicurrency facility or accommodation required in connection with the business of the Group and which is agreed by the Company with an Ancillary Lender.

8.2	Availability

8.2.1	If the Company and a Lender agree and except as otherwise provided in this Agreement, the Lender may provide all or part of its Commitment as an Ancillary Facility.

8.2.2	An Ancillary Facility shall not be made available unless, not later than three Business Days prior to the Ancillary Commencement Date for an Ancillary Facility, the Facility Agent has received from the Company:

(a)	a notice in writing of the establishment of an Ancillary Facility and specifying:

(i)	the proposed Ancillary Commencement Date and expiry date of the Ancillary Facility;

(ii)	the proposed type of Ancillary Facility to be provided;

(iii)	the proposed Ancillary Lender;

(iv)	the proposed Ancillary Commitment, the maximum amount of the Ancillary Facility and, in the case of a Multi-account Overdraft, its Designated Gross Amount and its Designated Net Amount;

(v)	the proposed currency of the Ancillary Facility (if not denominated in the Base Currency); and

(b)	any other information which the Facility Agent may reasonably request in connection with the Ancillary Facility.

8.2.3	The Facility Agent shall promptly notify the Ancillary Lender and the other Lenders of the establishment of an Ancillary Facility.

8.2.4	Subject to compliance with sub-clause 8.2.2 above:

(a)	the Lender concerned will become an Ancillary Lender; and

(b)	the Ancillary Facility will be available,
with effect from the date agreed by the Company and the Ancillary Lender.

8.3	Terms of Ancillary Facilities

8.3.1	Except as provided below, the terms of any Ancillary Facility will be those agreed by the Ancillary Lender and the Company.

8.3.2	Those terms:

(a)	must be based upon normal commercial terms at that time (except as varied by this Agreement);

(b)	may only allow the Company to use the Ancillary Facility;

(c)	may not allow the Ancillary Outstandings to exceed the Ancillary Commitment;

(d)	may not allow the Ancillary Commitment of a Lender to exceed the Available Commitment of that Lender (before taking into account the effect of the Ancillary Facility on that Available Commitment); and

(e)	must require that the Ancillary Commitment is reduced to nil, and that all Ancillary Outstandings are repaid not later than the Final Maturity Date (or such earlier date as the Commitment of the relevant Ancillary Lender (or its Affiliate) is reduced to zero).

8.3.3	If there is any inconsistency between any term of an Ancillary Facility and any term of this Agreement, this Agreement shall prevail except for (i) Clause 24.3

(Calculations) which shall not prevail for the purposes of calculating fees, interest or commission relating to an Ancillary Facility; (ii) an Ancillary Facility comprising more than one account where the terms of the Ancillary Documents shall prevail to the extent required to permit the netting of balances on those accounts; and (iii) where the relevant term of this Agreement would be contrary to, or inconsistent with, the law governing the relevant Ancillary Document, in which case that term of this Agreement shall not prevail.

8.3.4	Interest, commission and fees on Ancillary Facilities are dealt with in Clause 25.6 (Interest, commission and fees on Ancillary Facilities).

8.4	Repayment of Ancillary Facility

8.4.1	An Ancillary Facility shall cease to be available on the Final Maturity Date or such earlier date on which its expiry date occurs or on which it is cancelled in accordance with the terms of this Agreement.

8.4.2	If an Ancillary Facility expires or is cancelled in accordance with its terms the Ancillary Commitment of the Ancillary Lender shall be reduced to zero.

8.4.3	No Ancillary Lender may demand repayment or prepayment of any Ancillary Outstandings prior to the expiry date of the relevant Ancillary Facility unless:

(a)	required to reduce the Permitted Gross Outstandings of a Multi-account Overdraft to or towards an amount equal to its Designated Net Amount;

(b)	the Total Commitments have been cancelled in full, or all outstanding Loans have become due and payable in accordance with the terms of this Agreement;

(c)	it becomes unlawful in any applicable jurisdiction for the Ancillary Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in its Ancillary Facility (or it becomes unlawful for any Affiliate of the Ancillary Lender for the Ancillary Lender to do so); or

(d)	both:

(i)	the Available Commitments; and

(ii)	the notice of the demand given by the Ancillary Lender,
would not prevent the Company funding the repayment of those Ancillary Outstandings in full by way of Loan.

8.4.4	If a Loan is made to repay Ancillary Outstandings in full, the relevant Ancillary Commitment shall be reduced to zero.

8.5	Limitations on Ancillary Outstandings
The Company shall procure that:

8.5.1	the Ancillary Outstandings under any Ancillary Facility shall not exceed the Ancillary Commitment applicable to that Ancillary Facility; and

8.5.2	in relation to a Multi-account Overdraft:

(a)	the Ancillary Outstandings shall not exceed the Designated Net Amount applicable to that Multi-account Overdraft; and

(b)	the Gross Outstandings shall not exceed the Designated Gross Amount applicable to that Multi-account Overdraft.

8.6	Information
The Company and each Ancillary Lender shall, promptly upon request by the Facility Agent, supply the Facility Agent with any information relating to the operation of an Ancillary Facility (including the Ancillary Outstandings) as the Facility Agent may reasonably request from time to time. The Company consents to all such information being released to the Facility Agent and the other Finance Parties.

8.7	Affiliates of Lenders as Ancillary Lenders

8.7.1	Subject to the terms of this Agreement, an Affiliate of a Lender may become an Ancillary Lender. In such case, the Lender and its Affiliate shall be treated as a single Lender whose Commitment is the amount set out opposite the relevant Lender’s name in Schedule 1 (Original Parties) and/or the amount of any Commitment transferred to or assumed by that Lender under this Agreement, to the extent (in each case) not cancelled, reduced or transferred by it under this Agreement.

8.7.2	The Company shall specify any relevant Affiliate of a Lender in any notice delivered by the Company to the Facility Agent pursuant to paragraph 8.2.2(a) of Clause 8.2 (Availability).

8.7.3	If a Lender assigns all of its rights and benefits or transfers all of its rights and obligations to a New Lender, its Affiliate shall cease to have any obligations under this Agreement or any Ancillary Document.

8.7.4	Where this Agreement or any other Finance Document imposes an obligation on an Ancillary Lender and the relevant Ancillary Lender is an Affiliate of a Lender which is not a party to that document, the relevant Lender shall ensure that the obligation is performed by its Affiliate.

8.8	Commitment amounts
Notwithstanding any other term of this Agreement, each Lender shall ensure that at all times its Commitment is not less than its Ancillary Commitment or the Ancillary Commitment of its Affiliate.

8.9	Amendments and Waivers – Ancillary Facilities
No amendment or waiver of a term of any Ancillary Facility shall require the consent of any Finance Party other than the relevant Ancillary Lender unless such amendment or waiver itself relates to or gives rise to a matter which would require an amendment of or under this Agreement (including, for the avoidance of doubt, under this Clause). In such a case, the provisions of this Agreement with regard to amendments and waivers will apply.

9.	REPAYMENT

9.1	Repayment of Loans

9.1.1	The Company must repay each Loan in full on its Maturity Date. No Loan may be outstanding after the Final Maturity Date.

9.1.2	Subject to the other terms of this Agreement, any amounts repaid under sub-clause 9.1.1 above may be re-borrowed.

9.2	Cashless Rollover

9.2.1	Without prejudice to the Company’s obligation under Clause 9.1 above, if one or more Loans are to be made available to the Company:

(a)	on the same day that a maturing Loan is due to be repaid by the Company;

(b)	in the same currency as the maturing Loan (unless it arose as a result of the operation of Clause 7.2 (Revocation of currency); and

(c)	in whole or in part for the purpose of refinancing the maturing Loan, the aggregate amount of the new Loans shall be treated as if applied in or towards repayment of the maturing Loan so that:

(i)	if the amount of the maturing Loan exceeds the aggregate amount of the new Loans:

(A)	the Company will only be required to pay an amount in cash in the relevant currency equal to that excess; and

(B)	each Lender’s participation (if any) in the new Loans shall be treated as having been made available and applied by the Company in or towards repayment of that Lender’s participation (if any) in the maturing Loan and that Lender will not be required to make its participation in the new Loans available in cash; and

(ii)	if the amount of the maturing Loan is equal to or less than the aggregate amount of the new Loans:

(A)	the Company will not be required to make any payment in cash; and

(B)	each Lender will be required to make its participation in the new Loans available in cash only to the extent that its participation (if any) in the new Loans exceeds that Lender’s participation (if any) in the maturing Loan and the remainder of that Lender’s participation in the new Loans shall be treated as having been made available and applied by the Company in or towards repayment of that Lender’s participation in the maturing Loan.

10.	PREPAYMENT AND CANCELLATION

10.1	Mandatory prepayment - illegality

10.1.1	A Lender must notify the Company promptly if it becomes aware that it is unlawful in any jurisdiction for that Lender to perform any of its obligations under a Finance Document or to fund or maintain its share in any Loan.

10.1.2	After notification under clause 10.1.1 above:

(a)	the Company must repay or prepay the share of that Lender in each Loan made to it on the date specified in clause 10.1.3 below; and

(b)	the Commitments of that Lender will be immediately cancelled.

10.1.3	The date for repayment or prepayment of a Lender’s share in a Loan will be:

(a)	the Business Day following receipt by the Company of notice from the Lender under sub-clause 10.1.1 above; or

(b)	if later, the latest date allowed by the relevant law.

10.2	Mandatory prepayment - change of control
If, except in the context of a group reorganisation where the Company continues to be controlled directly or indirectly by PPL, the Company becomes aware of any person (whether alone or together with any associated person or persons) gaining control of the Company (for these purposes “associated person” means, in relation to any person, a person who is (i) “acting in concert” (as defined in the City Code on Takeovers and Mergers) with that person or (ii) a “connected person” (as defined in section 839 of the Taxes Act) of that person and “control” means the relevant person satisfies any of the criteria set out in paragraphs (1)(a) to (c) of Section 1159 of the Companies Act 2006):

10.2.1	within five days of such date, the Company shall give notice of such change of control to the Facility Agent;

10.2.2	the Lenders and the Company shall immediately enter into negotiations for a period of not more than 45 days from the date of the change of control with a view to agreeing whether the Facility shall continue to be made available and on what terms;

10.2.3	if no such agreement is reached within the said period of 45 days then:

(a)	any Lender may on 10 days’ notice to the Facility Agent and to the Company require the repayment of its share in each Loan and the repayment of its Ancillary Outstandings and cancel its Commitment; and

(b)	the Majority Lenders may on 10 days’ notice to the Company require repayment in full of all outstanding Loans and Ancillary Outstandings and cancel the Total Commitments; and

10.2.4	a Lender shall not be obliged to fund any further loans under the Facility (except for a Rollover Loan) during the negotiation period set out in sub-clause 10.2.2, and if no agreement is reached within such negotiation period, during the 10 day notice period set out in sub-clause 10.2.3.

10.3	Voluntary prepayment

10.3.1	The Company may, by giving not less than five Business Days’ prior written notice to the Facility Agent, prepay any Loan at any time in whole or in part.

10.3.2	A prepayment of part of a Loan drawn in US Dollars must be in a minimum amount of $5,000,000 and an integral multiple of U.S. $1,000,000.

10.3.3	A prepayment of part of a Loan drawn in Sterling must be in a minimum amount of £5,000,000 and an integral multiple of £1,000,000.

10.3.4	A prepayment of part of a Loan drawn in euros must be in a minimum amount of ?5,000,000 and an integral multiple of ?1,000,000.

10.4	Automatic cancellation
The Commitments of each Lender will be automatically cancelled at the close of business on the last day of the Availability Period.

10.5	Voluntary cancellation

10.5.1	The Company may, by giving not less than three Business Days’ prior written notice to the Facility Agent, cancel the unutilised amount of the Total Commitments in whole or in part.

10.5.2	Partial cancellation of the Total Commitments must be in a minimum amount of £5,000,000 and an integral multiple of £1,000,000.

10.5.3	Any cancellation in part shall be applied against the Commitment of each Lender pro rata.

10.6	Involuntary prepayment and cancellation

10.6.1	If the Company is, or will be, required to pay to a Lender a Tax Payment or an Increased Cost, the Company may, while the requirement continues, give notice to the Facility Agent requesting prepayment and cancellation in respect of that Lender.

10.6.2	After notification under sub-clause 10.6.1 above:

(a)	the Company must repay or prepay that Lender’s share in each Loan made to it on the date specified in sub-clause 10.6.3 below; and

(b)	the Commitments of that Lender will be immediately cancelled.

10.6.3	The date for repayment or prepayment of a Lender’s share in a Loan will be the last day of the current Term for that Loan or, if earlier, the date specified by the Company in its notification.

10.6.4

(a)	If any Lender becomes a Defaulting Lender, the Company may, at any time whilst the Lender continues to be a Defaulting Lender, give the Facility Agent 5 Business Days’ notice of cancellation of the Available Commitment of that Lender.

(b)	On the notice referred to in paragraph (a) above becoming effective, the Available Commitment of the Defaulting Lender shall immediately be reduced to zero.

(c)	The Facility Agent shall as soon as practicable after receipt of a notice referred to in paragraph (a) above, notify all the Lenders.

10.7	Re-borrowing of Loans
Any voluntary prepayment of a Loan may be re-borrowed on the terms of this Agreement. Any mandatory or involuntary prepayment of a Loan may not be re-borrowed.

10.8	Miscellaneous provisions

10.8.1	Any notice of prepayment and/or cancellation under this Agreement is irrevocable and must specify the relevant date(s) and the affected Loans and Commitments. The Facility Agent must notify the Lenders promptly of receipt of any such notice.

10.8.2	All prepayments made under Clause 10.2 (Mandatory prepayment - change of control) shall be applied pro rata to each Lender’s participation in such Loan.

10.8.3	All prepayments under this Agreement must be made with accrued interest on the amount prepaid. No premium or penalty is payable in respect of any prepayment except for Break Costs.

10.8.4	The Majority Lenders may agree a shorter notice period for a voluntary prepayment or a voluntary cancellation.

10.8.5	No prepayment or cancellation is allowed except in accordance with the express terms of this Agreement.

10.8.6	Subject to Clause 2.2 (Increase), no amount of the Total Commitments cancelled under this Agreement may subsequently be reinstated.

11.	INTEREST

11.1	Calculation of interest
The rate of interest on each Loan for each Term is the percentage rate per annum equal to the aggregate of the applicable:

11.1.1	Margin; and

11.1.2	LIBOR or, in relation to any Loan in euro, EURIBOR.

11.2	Payment of interest
Except where it is provided to the contrary in this Agreement, the Company must pay accrued interest on each Loan made to it on the last day of each Term and also, if the Term is longer than six months, on the dates falling at six-monthly intervals after the first day of that Term.

11.3	Interest on overdue amounts

11.3.1	If the Company fails to pay any amount payable by it under the Finance Documents, it must immediately on demand by the Facility Agent pay interest on the overdue amount from its due date up to the date of actual payment, both before, on and after judgment.

11.3.2	Interest on an overdue amount is payable at a rate determined by the Facility Agent to be one per cent. per annum above the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount. For this purpose, the Facility Agent may (acting reasonably):

(a)	select successive Terms of any duration of up to three months; and

(b)	determine the appropriate Quotation Day for that Term.

11.3.3	Notwithstanding sub-clause 11.3.2 above, if the overdue amount is a principal amount of a Loan and becomes due and payable prior to the last day of its current Term, then:

(a)	the first Term for that overdue amount will be the unexpired portion of that Term; and

(b)	the rate of interest on the overdue amount for that first Term will be one per cent. per annum above the rate then payable on that Loan.
After the expiry of the first Term for that overdue amount, the rate on the overdue amount will be calculated in accordance with sub-clause 11.3.2 above.

11.3.4	Interest (if unpaid) on an overdue amount will be compounded with that overdue amount at the end of each of its Terms but will remain immediately due and payable.

11.4	Notification of rates of interest
The Facility Agent must promptly notify each relevant Party of the determination of a rate of interest under this Agreement.

12.	TERMS

12.1	Selection

12.1.1	Each Loan has one Term only.

12.1.2	The Company must select the Term for a Loan in the relevant Request.

12.1.3	Subject to the following provisions of this Clause, each Term for a Loan will be one, two, three or six months or for a period of one to thirty days or any other period agreed between the Company and the Lenders.

12.1.4	The Company shall not use its right under paragraph 12.1.3 above to select for a Loan a Term of less than one month’s duration more than six times in any calendar year.

12.1.5	A Term for a Loan shall start on the Drawdown Date for that Loan.

12.2	No overrunning the Final Maturity Date
If a Term would otherwise overrun the Final Maturity Date, it will be shortened so that it ends on the Final Maturity Date.

12.3	Other adjustments

12.3.1	The Facility Agent and the Company may enter into such other arrangements as they may agree for the adjustment of Terms and the consolidation and/or splitting of Loans.

12.3.2	Subject to Clause 12.3.3 below, if two or more Terms end on the same date, those Loans will, unless the Company specifies to the contrary in the Request for the next Term, be consolidated into, and treated as, a single Loan on the last day of the Term.

12.3.3	Subject to Clause 4.4 (Maximum Number) and Clause 5.2 (Completion of Requests) if the Company requests in a Request that a Loan be divided into two or more Loans, that Loan will, on the last day of its Term, be so divided into the Base Currency Amounts specified in that Request, having an aggregate Base Currency Amount equal to the Base Currency Amount of the Loan immediately before its division.

12.4	Notification
The Facility Agent must notify the Company and the Lenders of the duration of each Term promptly after ascertaining its duration.

13.	MARKET DISRUPTION

13.1	Failure of a Reference Bank to supply a rate
Subject to the other provisions of this Clause, if LIBOR or, if applicable, EURIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR or EURIBOR will be determined on the basis of the quotations of the remaining Reference Banks.

13.2	Market disruption

13.2.1	In this Clause, each of the following events is a market disruption event:

(a)	at or about noon on the Quotation Day for the relevant Term, LIBOR or if applicable EURIBOR is to be determined by reference to the Reference Banks and none or only one of the Reference Banks supplies a rate to the Facility Agent to determine LIBOR or, if applicable, EURIBOR for the relevant currency and Term; or

(b)	before close of business in London on the Quotation Day for the relevant Term, the Facility Agent receives notification from a Lender or Lenders whose participations in the relevant Loan exceed 50% of that Loan that the cost to it (or them) of funding its participation in that Loan from whatever source it may reasonably select would be in excess of LIBOR or, if applicable, EURIBOR for the relevant Term.

13.2.2	The Facility Agent must promptly notify the Company and the Lenders of a market disruption event.

13.2.3	After notification under sub-clause 13.2.1(a) above, the rate of interest on each Lender’s share in the affected Loan for the relevant Term will be the aggregate of the applicable:

(a)	Margin; and

(b)	rate notified to the Facility Agent by that Lender as soon as practicable, and in any event before interest is due to be paid in respect of that Term, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its share in that Loan from whatever source it may reasonably select.

13.3	Alternative basis of interest or funding

13.3.1	If a market disruption event occurs and the Facility Agent or the Company so requires, the Company and the Facility Agent must enter into negotiations for a period of not more than 30 days with a view to agreeing an alternative basis for determining the rate of interest and/or funding for the affected Loan and any future Loan.

13.3.2	Any alternative basis agreed will be, with the prior consent of all the Lenders, binding on all the Parties.

14.	TAX GROSS-UP AND INDEMNITIES

14.1	Definitions

14.1.1	In this Agreement:
“Qualifying Lender” means:

(a)	a Lender (other than a Lender within paragraph (b) below) which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:

(i)	a Lender:

(A)	which is a bank (as defined for the purpose of section 879 of ITA) making an advance under a Finance Document; or

(B)	in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 879 of ITA) at the time that that advance was made, and which is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

(ii)	a Lender which is:

(A)	a company resident in the United Kingdom for United Kingdom tax purposes;

(B)	a partnership each member of which is:

(1)	a company so resident in the United Kingdom; or

(2)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(C)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or

(iii)	a Treaty Lender; or

(b)	a Lender which is a building society (as defined for the purpose of section 880 of ITA) making an advance under a Finance Document.
“Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes;

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.
“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.
“Treaty Lender” means a Lender which:

(a)	is treated as a resident of a Treaty State for the purposes of the Treaty;

(b)	does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan is effectively connected; and

(c)	meets all other conditions which must be met under the Treaty for residents of such Treaty State to obtain full exemption from tax on interest imposed by the United Kingdom, except that for this purpose it shall be assumed that the following are satisfied:

(i)	any condition which relates (expressly or by implication) to the amounts or terms of any Loan or the Finance Documents or any condition which relates (expressly or by implication) to there not being a special relationship between the Company and the Finance Party or between them both and another person; and

(ii)	any necessary procedural formality.

“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.
“UK Non-Bank Lender” means where a Lender becomes a Party after the day on which this Agreement is entered into, a Lender which gives a Tax Confirmation in the assignment agreement or Transfer Certificate which it executes on becoming a Party.

14.1.2	Unless a contrary indication appears, in this Clause 14 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

14.2	Tax gross-up

14.2.1	The Company shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

14.2.2	The Company shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly. Similarly, a Lender shall notify the Facility Agent on becoming so aware in respect of a payment payable to that Lender. If the Facility Agent receives such notification from a Lender it shall notify the Company.

14.2.3	If a Tax Deduction is required by law to be made by the Company, the amount of the payment due from the Company shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

14.2.4	A payment shall not be increased under sub-clause 14.2.3 above by reason of a Tax Deduction on account of Tax imposed by the United Kingdom, if on the date on which the payment falls due:

(a)	the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or published concession of any relevant taxing authority; or

(b)	the relevant Lender is a Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of Qualifying Lender and:

(i)	an officer of HM Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Lender has received from the Company a certified copy of that Direction; and

(ii)	the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or

(c)	the relevant Lender is a Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of Qualifying Lender and:

(i)	the relevant Lender has not given a Tax Confirmation to the Company; and

(ii)	the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the Company on the basis that the Tax Confirmation would have enabled the Company to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or

(d)	the relevant Lender is a Treaty Lender and the Company making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under sub-clause 14.2.7 below.

14.2.5	If the Company is required to make a Tax Deduction, the Company shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

14.2.6	Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Company making that Tax Deduction shall deliver to the Facility Agent for the Finance Party entitled to the payment a statement under Section 975 of the ITA, or other evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

14.2.7

(a)	Subject to paragraph (b) below, a Treaty Lender and the Company which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Company to obtain authorisation to make that payment without a Tax Deduction.

(b)	Nothing in paragraph (a) above shall require a Treaty Lender to:

(i)	register under the HMRC DT Treaty Passport scheme;

(ii)	apply the HMRC DT Treaty Passport scheme to any Loan if it has so registered; or

(iii)	file Treaty forms if it has included an indication to the effect that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with paragraph 14.2.10 below or paragraph 14.6.1 of Clause 14.6 (HMRC DT Treaty Passport scheme confirmation) and the Company making that payment has not complied with its obligations under paragraph 14.2.11 below or paragraph 14.6.2 of Clause 14.6 (HMRC DT Treaty Passport scheme confirmation).

14.2.8	A UK Non-Bank Lender which becomes a Party on the day on which this Agreement is entered into gives a Tax Confirmation to the Company by entering into this Agreement.

14.2.9	A UK Non-Bank Lender shall promptly notify the Company and the Facility Agent if there is any change in the position from that set out in the Tax Confirmation.

14.2.10	A Treaty Lender which becomes a Party on the day on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall include an indication to that effect (for the benefit of the Facility Agent and without liability to the Company) by including its scheme reference number and its jurisdiction of tax residence opposite its name in Schedule 1 (Original Parties).

14.2.11	Where a Lender includes the indication described in paragraph 14.2.10 above in Schedule 1 (Original Parties), the Company shall file a duly completed form DTTP2 in respect of such Lender with HM Revenue & Customs within 30 days of the date of this Agreement and shall promptly provide the Lender with a copy of that filing provided that the Company shall not be liable in respect of any non-compliance with its obligations under this Clause 14.2.11 where such non-compliance is due to circumstances beyond the control of the Company (including, without limitation, any delay, failure or omission on the part of the relevant Lender or the Facility Agent to comply with any obligation owed to the Company, or to any inaccuracy in any information provided by the relevant Lender or the Facility Agent in connection with the DT Treaty Passport scheme).

14.2.12	Any Lender which has confirmed that it is entitled to use its DT Treaty Passport in accordance with Clause 14.2.10 or Clause 14.6.1 will reasonably promptly notify the Facility Agent and the Company if at any time it ceases to holds a passport under the HMRC DT Treaty Passport scheme or if it ceases to be able to use such passport as a Lender.

14.2.13	If a Lender has not included an indication to the effect that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with sub-clause 14.2.10 above or sub-clause 14.6.1 of Clause 14.6 (HMRC DT Treaty Passport scheme confirmation), the Company shall not file any form relating to the HMRC DT Treaty Passport scheme in respect of that Lender’s Commitment or its participation in any Loan.

14.3	Tax indemnity

14.3.1	Except as provided below, the Company must, within three Business Days of demand, indemnify a Finance Party against any loss or liability which that Finance Party (in its absolute discretion) determines will be or has been suffered (directly or indirectly) by that Finance Party for or on account of Tax in relation to a payment received or receivable (or any payment deemed to be received or receivable) under a Finance Document.

14.3.2	Sub-clause 14.3.1 above does not apply to any Tax assessed on a Finance Party under the laws of the jurisdiction in which:

(a)	that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(b)	that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable by that Finance Party. However, any payment deemed to be received or receivable, including any amount treated as income but not actually received by the Finance Party, such as a Tax Deduction, will not be treated as net income received or receivable for this purpose.

14.3.3	Sub-clause 14.3.1 above does not apply to any Tax assessed on a Finance Party to the extent the loss or liability:

(a)	is compensated for by an increased payment under Clause 14.2 (Tax gross-up);

(b)	would have been compensated for by an increased payment under Clause 14.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in Clause 14.2 (Tax gross-up) applied; or

(c)	relates to a FATCA Deduction required to be made by a Party.

14.3.4	A Finance Party making, or intending to make, a claim under sub-clause 14.3.1 above must promptly notify the Company of the event which will give, or has given, rise to the claim.

14.4	Tax Credit
If the Company makes a Tax Payment and the relevant Finance Party has obtained, used and retained any Tax Credit that is attributable to that Tax Payment, then, if in its discretion (acting reasonably) it can do so without any further adverse consequences for it, that Finance Party must pay an amount to the Company which that Finance Party determines (in its discretion, acting reasonably) will leave it (after that payment) in the same after-tax position as it would have been in if the Tax Payment had not been required to be made by the Company. The relevant Finance Party shall take those steps it considers in its opinion reasonable to seek and claim any tax credit.

14.5	Lender Status Confirmation
Each Lender which becomes a Party to this Agreement after the date of this Agreement shall indicate, in the Transfer Certificate, assignment agreement or Increase Confirmation which it executes on becoming a Party, and for the benefit of the Facility Agent and without liability to the Company, which of the following categories it falls in:

14.5.1	not a Qualifying Lender;

14.5.2	a Qualifying Lender (other than a Treaty Lender); or

14.5.3	a Treaty Lender.
If a New Lender fails to indicate its status in accordance with this Clause 14.5 then such New Lender shall be treated for the purposes of this Agreement as if it is not a Qualifying Lender until such time as it notifies the Facility Agent which category applies (and the Facility Agent, upon receipt of such notification, shall inform the Company). For the avoidance of doubt, a Transfer Certificate or assignment agreement shall not be invalidated by any failure of a Lender to comply with this Clause 14.5.

14.6	HMRC DT Treaty Passport scheme confirmation

14.6.1	A New Lender that is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall include an indication to that effect (for the benefit of the Facility Agent and without liability to the Company) in the Transfer Certificate or Increase Confirmation which it executes by including its scheme reference number and its jurisdiction of tax residence in that Transfer Certificate or Increase Confirmation.

14.6.2	Where a New Lender includes the indication described in sub-clause 14.6.1 above in the relevant Transfer Certificate or Increase Confirmation the Company shall file a duly completed form DTTP2 in respect of such Lender with HM Revenue & Customs within 30 days of the relevant Transfer Date and shall promptly provide the Lender with a copy of that filing.

14.7	Stamp taxes
The Company shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document, except for any such Tax payable in respect of a Transfer Certificate or other transfer or disposal of a Lender’s rights or obligations under a Finance Document.

14.8	VAT

14.8.1	All amounts set out, or expressed in a Finance Document to be payable by any Party to a Finance Party which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to sub-clause 14.8.2 below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to such Party).

14.8.2	If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party other than the Recipient (the “Subject Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), such Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. The Recipient will promptly pay to the Subject Party an amount equal to any credit or repayment obtained by the Recipient from the relevant tax authority which the Recipient reasonably determines is in respect of such VAT.

14.8.3	Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

14.8.4	Any reference in this Clause 14.8 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the Value Added Tax Act 1994).

14.9	FATCA Information

14.9.1	Subject to sub-clause 14.9.3 below, each Party shall, within ten Business Days of a reasonable request by another Party:

(a)	confirm to that other Party whether it is:

(i)	a FATCA Exempt Party; or

(ii)	not a FATCA Exempt Party; and

(b)	supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA;

(c)	supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

14.9.2	If a Party confirms to another Party pursuant to paragraph (a) of sub-clause 14.9.1 above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

14.9.3	Sub-clause 14.9.1 above shall not oblige any Finance Party to do anything, and paragraph (c) of sub-clause 14.91. above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(a)	any law or regulation;

(b)	any fiduciary duty; or

(c)	any duty of confidentiality.

14.9.4	If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a) or (b) of sub-clause 14.9.1 above (including, for the avoidance of doubt, where sub-clause 14.9.3 above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

14.10	FATCA Deduction

14.10.1	Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction, or otherwise compensate the recipient of the payment for that FATCA Deduction.

14.10.2	Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Company, the Facility Agent and the other Finance Parties.

15.	INCREASED COSTS

15.1	Increased Costs
Except as provided below in this Clause, the Company must pay to a Finance Party the amount of any Increased Cost incurred by that Finance Party or any of its Affiliates as a result of:

15.1.1	the introduction of, or any change in, or any change in the interpretation or application of, any law or regulation;

15.1.2	compliance with any law or regulation made after the date of this Agreement provided that for the purposes of this Agreement and any other Finance Document, Dodd-Frank shall be deemed to be a law or regulation made after the date of this Agreement; or

15.1.3	the implementation or application of, or compliance with, Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV.

15.2	Exceptions
The Company need not make any payment for an Increased Cost to the extent that the Increased Cost is:

15.2.1	compensated for under another Clause or would have been but for an exception to that Clause;

15.2.2	a Tax on the overall net income of a Finance Party or any of its Affiliates;

15.2.3	attributable to a FATCA Deduction required to be made by a Party;

15.2.4	attributable to a Finance Party or its Affiliate wilfully failing to comply with any law or regulation;

15.2.5	attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee in June 2004 in the form existing on the date of this Agreement (but excluding any amendment arising out of Basel III) (Basel II) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates); or

15.2.6	not notified by the relevant Finance Party to the Facility Agent and the Company within three Months of that Finance Party becoming aware of such Increased Cost.

15.3	Claims
A Finance Party intending to make a claim for an Increased Cost must notify the Company promptly of the circumstances giving rise to, and the amount of, the claim.

16.	MITIGATION

16.1	Mitigation

16.1.1	Each Finance Party must, in consultation with the Company (other than upon the occurrence of an event referred to at paragraph (d) below where no such consultation is required), take all reasonable steps to mitigate any circumstances which arise and which result or would result in the Facility ceasing to be available or:

(a)	any Tax Payment or Increased Cost being payable to that Finance Party;

(b)	that Finance Party being able to exercise any right of prepayment and/or cancellation under this Agreement by reason of any illegality;

(c)	that Finance Party incurring any cost of complying with the minimum reserve requirements of the European Central Bank; or

(d)	the occurrence of any market disruption event,
including transferring its rights and obligations under the Finance Documents to an Affiliate or changing its Facility Office.

16.1.2	A Finance Party is not obliged to take any step under this Clause 16 if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

16.1.3	Each Finance Party must promptly notify the Company of any circumstances as described in paragraphs (a) to (d) of sub-clause 16.1.1 of this Clause 16.1.

16.1.4	The Company must indemnify each Finance Party for all costs and expenses reasonably incurred by it as a result of any step taken under this Clause 16.1.

16.1.5	This Clause does not in any way limit the obligations of the Company under the Finance Documents.

16.2	Substitution
Notwithstanding Clause 16.1 (Mitigation), if any circumstances arise which result in:

16.2.1	any Tax Payment or Increased Cost being payable to that Finance Party;

16.2.2	that Finance Party being able to exercise any right of prepayment and/or cancellation under this Agreement by reason of any illegality;

16.2.3	that Finance Party incurring any cost of complying with the minimum reserve requirements of the European Central Bank;

16.2.4	the occurrence of any market disruption event; or

16.2.5	any Lender becoming a Non-Consenting Lender,
then the Company, at its expense, at any time within 180 days after the occurrence of the relevant event or circumstance, so long as no Default is outstanding, may by notice to the Facility Agent and such Finance Party require it (and, if applicable, its Affiliate) to (and to the extent permitted by law such Finance Party or, if applicable, its Affiliate shall) novate pursuant to Clause 29 (Changes to the Parties) all (and not part only) of its rights and obligations under this Agreement to a bank, financial institution, trust, fund or other entity (a “Replacement Finance Party”) selected by the Company, and which is acceptable to the Facility Agent (acting reasonably) (unless the Facility Agent is an Impaired Agent), which confirms its willingness to assume and does assume all the obligations of the transferring Finance Party (including the assumption of the transferring Finance Party’s participations or unfunded participations (as the case may be) on the same basis as the transferring Finance Party) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Finance Party’s participation in the outstanding Loans and all accrued interest (to the extent that the Facility Agent has not given a notification under Clause 29.9 (Pro rata interest settlement)), Break Costs and other amounts payable to such Finance Party under the Finance Documents provided that:

16.2.6	the Company shall have no right to replace the Facility Agent;

16.2.7	neither the Facility Agent nor such Finance Party shall have any obligation to the Company to find a Replacement Finance Party;

16.2.8	the transfer must take place no later than 14 days after the notice referred to above;

16.2.9	in no event shall such Finance Party be required to pay or surrender to the Replacement Finance Party any of the fees received by such Finance Party pursuant to the Finance Documents; and

16.2.10	the Finance Party shall only be obliged to transfer its rights and obligations pursuant to this Clause 16.2 once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer to the Replacement Finance Party.

16.3	Conduct of business by a Finance Party
No term of this Agreement will:

16.3.1	interfere with the right of any Finance Party to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit or oblige any Finance Party to investigate or claim any Tax Credit; or

16.3.2	oblige any Finance Party to disclose any information relating to its affairs (Tax or otherwise) or any computation in respect of Tax.

17.	PAYMENTS

17.1	Place
Unless a Finance Document specifies that payments under it are to be made in another manner, all payments by a Party (other than the Facility Agent) under the Finance Documents, excluding a payment under the terms of an Ancillary Document, must be made to the Facility Agent to its account at such office or bank:

17.1.1	in the principal financial centre of the country of the relevant currency; or

17.1.2	in the case of euro, in the principal financial centre of a Participating Member State or London, as it may notify to that Party for this purpose by not less than five Business Days’ prior notice.

17.2	Funds
Payments under the Finance Documents to the Facility Agent must be made for value on the due date at such times and in such funds as the Facility Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in the relevant currency in the place of payment.

17.3	Distribution

17.3.1	Each payment received by the Facility Agent under the Finance Documents for another Party must, except as provided below, be made available by the Facility Agent to that Party by payment (as soon as practicable after receipt) to its account with such office or bank:

(a)	in the principal financial centre of the country of the relevant currency; or

(b)	in the case of euro, in the principal financial centre of a Participating Member State or London, as it may notify to the Facility Agent for this purpose by not less than five Business Days’ prior notice.

17.3.2	The Facility Agent may apply any amount received by it for the Company in or towards payment (as soon as practicable after receipt) of any amount due from the Company under the Finance Documents or in or towards the purchase of any amount of any currency to be so applied.

17.3.3	Where a sum is paid to the Facility Agent under this Agreement for another Party, the Facility Agent is not obliged to pay that sum to that Party until it has established that it has actually received it. However, the Facility Agent may assume that the sum has been paid to it, and, in reliance on that assumption, make available to that Party a corresponding amount. If it transpires that the sum has not been received by the Facility Agent, that Party must immediately on demand by the Facility Agent refund any corresponding amount made available to it together with interest on that amount from the date of payment to the date of receipt by the Facility Agent at a rate calculated by the Facility Agent to reflect its cost of funds.

17.4	Currency of account

17.4.1	Unless a Finance Document specifies that payments under it are to be made in a different manner, the currency of each amount payable under the Finance Documents is determined under this Clause.

17.4.2	Interest is payable in the currency in which the relevant amount in respect of which it is payable is denominated.

17.4.3	A repayment or prepayment of any principal amount (or overdue amount) is payable in the currency in which that principal amount (or overdue amount) is denominated on its due date.

17.4.4	Amounts payable in respect of costs and expenses and Taxes are payable in the currency in which they are incurred.

17.4.5	Each other amount payable under the Finance Documents is payable in Sterling.

17.4.6	Any amount expressed to be payable in a currency other than Sterling shall be paid in that other currency.

17.5	No set-off or counterclaim
All payments made by the Company under the Finance Documents must be made without set-off or counterclaim.

17.6	Business Days

17.6.1	If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment will instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not) or whatever day the Facility Agent determines is market practice.

17.6.2	During any extension of the due date for payment of any principal (or overdue amount) under this Agreement interest is payable on that principal (or overdue amount) at the rate payable on the original due date.

17.7	Impaired Agent

17.7.1	If, at any time, the Facility Agent becomes an Impaired Agent, the Company or a Lender which is required to make a payment under the Finance Documents to the Facility Agent in accordance with Clause 17.1 (Place) may instead either pay that amount direct to the required recipient or pay that amount to an interest bearing account held with an Acceptable Bank and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Company or the Lender making the payment and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents. In each case such payments must be made on the due date for payment under the Finance Documents.

17.7.2	All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the beneficiaries of that trust account pro rata to their respective entitlements.

17.7.3	A Party which has made a payment in accordance with this Clause 17.7 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

17.7.4	Promptly upon the appointment of a successor Facility Agent in accordance with Clause 23.14 (Replacement of the Facility Agent), each Party which has made a payment to a trust account in accordance with this Clause 17.7 shall give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Facility Agent for distribution in accordance with Clause 17.3 (Distribution).

17.7.5	For the purposes of this Clause 17.7 only, an Acceptable Bank shall include any bank or financial institution approved by the Facility Agent or, if the Facility Agent is an Impaired Agent, the Majority Lenders.

17.8	Partial payments

17.8.1	If any Administrative Party receives a payment insufficient to discharge all the amounts then due and payable by the Company under the Finance Documents, the Administrative Party must apply that payment towards the obligations of the Company under the Finance Documents in the following order:

(a)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Administrative Parties under the Finance Documents;

(b)	secondly, in or towards payment pro rata of any accrued interest or fee due but unpaid under this Agreement;

(c)	thirdly, in or towards payment pro rata of any principal amount due but unpaid under this Agreement; and

(d)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

17.8.2	The Facility Agent must, if so directed by all the Lenders, vary the order set out in paragraphs (a) to (d) of sub-clause 17.8.1 of this Clause 17.8.

17.8.3	This Clause will override any appropriation made by the Company.

17.9	Timing of payments
If a Finance Document does not provide for when a particular payment is due, that payment will be due within three Business Days of demand by the relevant Finance Party.

18.	REPRESENTATIONS

18.1	Representations
The representations set out in this Clause are made by the Company to each Finance Party on the date of this Agreement.

18.2	Status
It is a limited liability company, duly incorporated and validly existing under the Companies Act 2006 in England and Wales.

18.3	Powers and authority
It has the power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

18.4	Legal validity
Subject to any general principles of law limiting its obligations and referred to in any legal opinion required under this Agreement, each Finance Document to which it is a party is its legally binding, valid and enforceable obligation.

18.5	Non-conflict
The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not conflict with any borrowing or other power or restriction granted or imposed by:

18.5.1	any law or regulation applicable to it and violation of which has or is likely to have a Material Adverse Effect; or

18.5.2	its constitutional documents.

18.6	No default

18.6.1	No Event of Default is outstanding or might reasonably be expected to result from the making of any Loan.

18.6.2	No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which might have a Material Adverse Effect.

18.7	Authorisations
All authorisations required by it (including any authorisations required under PUHCA or the Act, if any):

18.7.1	in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Finance Documents; and

18.7.2	to make the Finance Documents admissible in evidence in England and Wales, have been obtained or effected (as appropriate) and are in full force and effect.

18.8	Financial statements
Its audited consolidated financial statements most recently delivered to the Facility Agent (which, at the date of this Agreement, are the Original Financial Statements):

18.8.1	have been prepared in accordance with accounting principles and practices generally accepted in its jurisdiction of incorporation, consistently applied; and

18.8.2	fairly represent its consolidated financial condition as at the date to which they were drawn up, except, in each case, as disclosed to the contrary in those financial statements.

18.9	No material adverse change
Other than as disclosed in writing to the Arranger prior to the date of this Agreement there has been no material adverse change in its consolidated financial condition since the date to which the Original Financial Statements were drawn up.

18.10	Litigation
No litigation, arbitration or administrative proceedings are current or, to its knowledge, pending or threatened, which, if adversely determined, are reasonably likely to have a Material Adverse Effect.

18.11	Winding Up
No meeting has been convened for its winding-up and, so far as it is aware, no petition, application or the like is outstanding for its winding-up.

18.12	Non-Violation of other Agreements:
Its entry into, exercise of its rights and/or performance of or compliance with its obligations under this Agreement do not and will not violate, to an extent or in a manner which has or is likely to have a Material Adverse Effect on it, any agreement to which it is a party or which is binding on it.

18.13	Governing Law and Enforcement

18.13.1	The choice of English law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation.

18.13.2	Any judgement obtained in England in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation.

18.14	Deduction of Tax
It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document to a Lender which is:

18.14.1	a Qualifying Lender:

(a)	falling within paragraph (a)(i) of the definition of Qualifying Lender; or

(b)	except where a Direction has been given under section 931 of the ITA in relation to the payment concerned, falling within paragraph (a)(ii) of the definition of Qualifying Lender; or

(c)	falling within paragraph (b) of the definition of Qualifying Lender or;

18.14.2	a Treaty Lender and the payment is one specified in a direction given by the Commissioners of Revenue & Customs under Regulation 2 of the Double Taxation Relief (Taxes on Income) (General) Regulations 1970 (SI 1970/488).

18.15	No filing or stamp taxes
Under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents (which for these purposes does not include a Transfer Certificate or other transfer or disposal of a Lender’s rights or obligations under a Finance Document) or the transactions contemplated by the Finance Documents.

18.16	No misleading information
Save as disclosed in writing to the Facility Agent and the Arrangers prior to the Effective Date (as defined in the Amendment Agreement):

18.16.1	any written factual information provided by any member of the Group or on its behalf was true and accurate in all material respects as at the date of the relevant report or document or as at the date (if any) at which it is stated to be given;

18.16.2	the financial projections provided have been prepared on the basis of recent historical information and on the basis of reasonable assumptions as at the date provided; and

18.16.3	no event or circumstance has occurred or arisen and no information has been given or withheld that results in the information, opinions, intentions, forecasts or projections contained in such written information being untrue or misleading in any material respect.

18.17	Pari Passu ranking
Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

18.18	Licence
The Licence is in full force and effect and there is no investigation or proceeding current, pending or threatened which could, if adversely determined, result in the termination of the Licence.

18.19	Sanctions
No member of the Group or, to the knowledge of the Company, any director, officer, employee, agent, affiliate or representative of any member of the Group is an individual or entity (the “Person”) currently the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (the “OFAC”), the United Nations Security Council (the “UNSC”), the European Union, Her Majesty’s Treasury (the “HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is any member of the Group located, organized or resident in a country or territory that is the subject of country-wide or territory-wide Sanctions. The Company represents for itself and on behalf of other members of the Group that no member of the Group will, directly or indirectly, use the proceeds of the transaction, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to fund any activities of or business with any Person, or in Syria, Cuba, Iran, North Korea, Sudan or in any other country or territory, that, at the time of such funding, is the subject of country-wide or territory-wide Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

18.20	Anti-Corruption
Each member of the Group has conducted its business in compliance with applicable anti-corruption laws and has instituted and maintained policies and procedures designed to promote and achieve compliance by that member of the Group with such laws.

18.21	Times for making representations

18.21.1	The representations set out in this Clause are made by the Company on the date of this Agreement.

18.21.2	The Repeating Representations are deemed to be repeated by the Company on the date of each Request and the first day of each Term.

18.21.3	When a representation is repeated, it is applied to the circumstances existing at the time of repetition.

19.	INFORMATION COVENANTS

19.1	Financial statements

19.1.1	The Company must supply to the Facility Agent (in sufficient copies for all the Lenders if the Facility Agent so requests):

(a)	its audited consolidated financial statements for each of its financial years; and

(b)	its interim consolidated financial statements for the first half-year of each of its financial years.

19.1.2	All financial statements must be supplied as soon as they are available and:

(a)	in the case of the Company’s audited consolidated financial statements, within 180 days; and

(b)	in the case of the Company’s interim financial statements, within 90 days, of the end of the relevant financial period.

19.2	Form of Financial Statement
If any financial statement delivered or to be delivered to the Facility Agent under Clause 19.1 is not to be or, as the case may be, has not been prepared in accordance with Applicable Accounting Principles:

19.2.1	the Company and the Facility Agent (on behalf of and after consultation with all the Lenders) shall, on the request of the Facility Agent or the Company, negotiate in good faith with a view to agreeing such amendments to the financial ratios and/or the definitions of the terms used in Clause 20 (Financial covenants) as are necessary to give the Lenders comparable protection to that contemplated at the date of this Agreement;

19.2.2	if amendments are agreed by the Company and the Majority Lenders within 25 days, those amendments shall take effect in accordance with the terms of that agreement; and

19.2.3	if such amendments are not so agreed within 25 days, the Company shall:

(a)	within 30 days after the end of that 25 day period; and

(b)	with all subsequent financial statements to be delivered to the Facility Agent under Clause 19.1, deliver to the Facility Agent details of all such adjustments as need to be made to the relevant financial statements to bring them into line with the Companies Act 2006 (as in effect on the date of this Agreement) and Applicable Accounting Principles.

19.3	Compliance Certificate

19.3.1	The Company must supply to the Facility Agent a Compliance Certificate with each set of its financial statements sent to the Facility Agent under this Agreement.

19.3.2	Each Compliance Certificate must be signed by two directors of the Company.

19.4	Information - miscellaneous
The Company must supply to the Facility Agent, in sufficient copies for all the Lenders if the Facility Agent so requests:

19.4.1	copies of all documents despatched by the Company to its creditors generally (or any class of them) in each case at the same time as they are despatched;

19.4.2	promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group and which might, if adversely determined, have a Material Adverse Effect;

19.4.3	promptly, details of the loss of the Licence or any communication from OFGEM or other government agency regarding any potential or threatened loss of the Licence;

19.4.4	promptly on receiving them, details of any modification of an Authorisation or other material regulatory notices from OFGEM or other government agency;

19.4.5	a copy of all material information relating to any matter which is reasonably likely to have a Material Adverse Effect which the Company supplies to, or receives from, any applicable regulatory body (including OFGEM) (at the same time as it is supplied to, or promptly following its receipt from, the applicable regulatory body);

19.4.6	written notice of the details of any proposed changes to the Licence as soon as reasonably practicable after becoming aware of the same (other than changes of a formal, minor or technical nature);

19.4.7	within 5 Business Days of receiving them, details of any change to the rating by Moody’s or Standard & Poor’s of the long-term, unsecured and non credit-enhanced debt obligations of the Company;

19.4.8	the Company shall deliver to the Facility Agent at such times as those reports are prepared in order to comply with the then current statutory or auditing requirements (as applicable either to the trustees of any relevant schemes or to the Company), actuarial reports in relation to all pension schemes mentioned in sub-clause 21.15.1 of Clause 21.15 (Pensions). This obligation shall apply to only those pension schemes (or groups of the Electricity Supply Pension Scheme) of which the Company is at that time a participating employer and to those reports which have been provided to the Company;

19.4.9	promptly on request, a list of the then current Material Subsidiaries; and

19.4.10	promptly on request, such further information regarding the financial condition, business and operations of the Group as any Finance Party through the Facility Agent may reasonably request.

19.5	Notification of Default

19.5.1	The Company must notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

19.5.2	Promptly on request by the Facility Agent, the Company must supply to the Facility Agent a certificate signed by two of its directors on its behalf, certifying that no Default is outstanding or, if a Default is outstanding, specifying the Default and the steps, if any, being taken to remedy it.

19.6	Use of websites

19.6.1	Except as provided below, the Company may deliver any information under this Agreement to a Lender by posting it on to an electronic website if:

(a)	the Facility Agent and the Lender agree;

(b)	the Company and the Facility Agent designate an electronic website for this purpose;

(c)	the Company notifies the Facility Agent of the address of and password for the website; and

(d)	the information posted is in a format agreed between the Company and the Facility Agent.
The Facility Agent must supply each relevant Lender with the address of and password for the website.

19.6.2	Notwithstanding the above, the Company must supply to the Facility Agent in paper form a copy of any information posted on the website together with sufficient copies for:

(a)	any Lender not agreeing to receive information via the website; and

(b)	any other Lender within ten Business Days of request by that Lender.

19.6.3	The Company must promptly upon becoming aware of its occurrence, notify the Facility Agent if:

(a)	the website cannot be accessed;

(b)	the website or any information on the website is infected by any electronic virus or similar software;

(c)	the password for the website is changed; or

(d)	any information to be supplied under this Agreement is posted on the website or amended after being posted.
If the circumstances in paragraphs (a) or (b) above occur, the Company must supply any information required under this Agreement in paper form.

19.7	Know your customer requirements

19.7.1	If:

(a)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(b)	any change in the status of the Company after the date of this Agreement; or

(c)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Facility Agent or any Lender (or, in the case of paragraph (c) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Facility

Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Facility Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

20.	FINANCIAL COVENANTS

20.1	Definitions
In this Clause:
“Cash” means, at any time, cash denominated in a currency of the United States of America, the United Kingdom, any member state of the European Union or any Participating Member State in hand or at bank and (in the latter case) credited to an account in the name of a member of the Group with an Acceptable Bank and to which a member of the Group is alone (or together with other members of the Group) beneficially entitled and for so long as:

(a)	that cash is repayable:

(i)	if that cash is deposited with a Lender, within 180 days after the relevant date of calculation; or

(ii)	if that cash is deposited with any other lender or financial institution, within 45 days after the relevant date of calculation;

(b)	repayment of that cash is not contingent on the prior discharge of any other indebtedness of any member of the Group or of any other person whatsoever or on the satisfaction of any other condition;

(c)	there is no Security Interest over that cash other than Security Interests permitted under sub-clause 21.5.3(k) of Clause 21.5 (Negative pledge); and

(d)	the cash is freely and (except as mentioned in paragraph (a) above) immediately available to be applied in repayment or prepayment of the Facility.
“Cash Equivalent Investments” means at any time:

(a)	certificates of deposit maturing within one year after the relevant date of calculation and issued by an Acceptable Bank;

(b)	any investment in marketable debt obligations issued or guaranteed by the government of an Acceptable Jurisdiction or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security;

(c)	commercial paper not convertible or exchangeable to any other security:

(i)	for which a recognised trading market exists;

(ii)	issued by an issuer incorporated in an Acceptable Jurisdiction;

(iii)	which matures within one year after the relevant date of calculation; and

(iv)	which has a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investor Services Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating;

(d)	sterling bills of exchange eligible for rediscount at the Bank of England (or their dematerialised equivalent) and accepted by an Acceptable Bank;

(e)	any investment in money market funds which:

(i)	have a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investor Services Limited;

(ii)	which invest substantially all their assets in securities of the types described in paragraphs (a) to (d) above; and

(iii)	can be turned into cash on not more than 30 days’ notice; or

(f)	any other debt security approved by the Majority Lenders,
in each case, denominated in a currency of an Acceptable Jurisdiction and to which any member of the Group is alone (or together with other members of the Group beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Security Interest (other than Security Interests permitted under sub-clauses 21.5.3(l) and (k) of Clause 21.5 (Negative pledge)).
“Consolidated EBITDA” means the consolidated net pre-taxation profits of the Group for a Measurement Period as adjusted by:

(a)	adding back Interest Payable;

(b)	taking no account of any exceptional or extraordinary item;

(c)	excluding any amount attributable to minority interests;

(d)	adding back depreciation and amortisation; and

(e)	taking no account of any revaluation of an asset or any loss or gain over book value arising on the disposal of an asset (otherwise than in the ordinary course of trading) by a member of the Group during that Measurement Period.

“Interest Payable” means, in relation to any Measurement Period, all interest payable and similar charges of the Group expressed in the Base Currency and determined on a consolidated basis in accordance with Applicable Accounting Principles but excluding interest payable or similar charges of the Group in relation to intra-Group items, loans from Affiliates and shareholder loans to the extent that such intra-Group items, loans from Affiliates and/or shareholder loans are subordinated on the terms set out in a Subordination Deed.
“Measurement Period” means each period of twelve months ending on 31 March or 30 September.
“Regulatory Asset Base” means at any date, the regulatory asset base of the Company for such date as last determined and notified to the Company by OFGEM (interpolated as necessary and adjusted for additions to the regulatory asset base and adjusted as appropriate for out-turn inflation / regulatory depreciation).
“Total Net Debt” means, at any time, the consolidated Financial Indebtedness of the Group which is required to be accounted for as debt in the consolidated annual financial statements of the Group less the aggregate at such time of all Cash or Cash Equivalent Investments held by any member of the Group excluding intra-Group items, loans from Affiliates and shareholder loans to the extent that such intra-Group items, loans from Affiliates and/or shareholder loans are subordinated on the terms set out in a Subordination Deed.

20.2	Interpretation

20.2.1	Except as provided to the contrary in this Agreement, an accounting term used in this Clause is to be construed in accordance with the principles applied in connection with the Original Financial Statements.

20.2.2	Any amount in a currency other than the Base Currency is to be taken into account at its Base Currency equivalent calculated on the basis of:

(a)	the Agent’s Spot Rate of Exchange on the day the relevant amount falls to be calculated; or

(b)	if the amount is to be calculated on the last day of a financial period of the Company, the relevant rates of exchange used by the Company in, or in connection with, its financial statements for that period.

20.2.3	No item must be credited or deducted more than once in any calculation under this Clause.

20.3	Interest cover
The Company must ensure that the ratio of Consolidated EBITDA to Interest Payable is not, on the last day of each Measurement Period, less than 3 to 1.

20.4	Asset Cover
The Company must ensure that on the last day of each Measurement Period, Total Net Debt does not exceed 85% of its Regulatory Asset Base.

21.	GENERAL COVENANTS

21.1	General
The Company agrees to be bound by the covenants set out in this Clause relating to it and, where the covenant is expressed to apply to each Material Subsidiary or each member of the Group, the Company must ensure that each of its Material Subsidiaries or each of its Subsidiaries, as the case may be, performs that covenant.

21.2	Authorisations
The Company must promptly obtain, maintain and comply with the terms of any authorisation required under any law or regulation to enable it to perform its obligations under, or, subject to the Reservations, for the validity or enforceability of, any Finance Document.

21.3	Compliance with laws
Each member of the Group must comply in all respects with all laws to which it is subject where failure to do so is reasonably likely to have a Material Adverse Effect.

21.4	Pari passu ranking
The Company must ensure that its payment obligations under the Finance Documents rank at least pari passu with all its other present and future unsecured payment obligations, except for obligations mandatorily preferred by law applying to companies generally.

21.5	Negative pledge
In this Clause 21.5, “Quasi-Security Interest” means an arrangement or transaction described in sub-clause 21.5.2 below.

21.5.1	Except as provided below, neither the Company nor any Material Subsidiary may create or allow to exist any Security Interest or Quasi-Security Interest on any of its assets.

21.5.2	Except as provided below, neither the Company nor any Material Subsidiary may:

(a)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by the Company or any Material Subsidiary;

(b)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(c)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(d)	enter into any other preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

21.5.3	Sub-clauses 21.5.1 and 21.5.2 do not apply to:

(a)	any lien arising by operation of law and in the ordinary course of trading;

(b)	any netting or set-off arrangement entered into by the Company in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances (including a Multi-Account Overdraft) of members of the Group;

(c)	any Security Interest or Quasi-Security Interest created under or in connection with or arising out of the Balancing and Settlement Code or any transactions or arrangements entered into in connection with the management of risks relating thereto;

(d)	in respect of overdue amounts which have not been overdue for more than 30 days and/or are being contested in good faith, liens arising solely by operation of law or by order of a court or tribunal (or by an agreement of similar effect) and/or in the ordinary course of day to day business or operations;

(e)	any Security Interest or Quasi-Security Interest arising out of title retention provisions in a supplier’s standard conditions of supply of goods acquired in the ordinary course of business or operations;

(f)	any Security Interest or Quasi-Security Interest created on any asset acquired after the date of this Agreement for the sole purpose of financing or re-financing that acquisition and securing a principal, capital or nominal amount not exceeding the cost of that acquisition, provided that the Security Interest or Quasi-Security Interest is removed or discharged within 6 months of the date of acquisition of such asset;

(g)	any Security Interest or Quasi-Security Interest outstanding on or over any asset acquired after the date of this Agreement and in existence at the date of such acquisition, provided that the Security Interest or Quasi-Security Interest is removed or discharged within 6 months of the date of acquisition of such asset;

(h)	any Security Interest or Quasi-Security Interest created or outstanding on or over any asset of any company which becomes a Material Subsidiary of the Company after the date of this Agreement where such Security Interest or Quasi-Security Interest is created prior to the date on which such company becomes a Material Subsidiary of the Company and is not created or increased in contemplation of such company being acquired and/or becoming a Material Subsidiary of the Company and the Security Interest or Quasi-Security Interest is removed or discharged within 6 months of the date of such company becoming a Material Subsidiary of the Company;

(i)	any Quasi-Security Interest arising as a result of a disposal which is a disposal permitted under sub-clause 21.6.2;

(j)	any netting arrangements under any swap or other hedging transaction which is on standard market terms;

(k)	any Security Interest or Quasi-Security Interest over bank accounts of the Company in favour of the account holding bank with whom it maintains a banking relationship in the ordinary course of trade and granted as part of that bank’s standard terms and conditions;

(l)	any Security Interest or Quasi-Security Interest created or outstanding with the prior approval of the Majority Lenders; and

(m)	any Security Interest or Quasi-Security Interest created or outstanding on or over assets of the Company or any of its Material Subsidiaries provided that the aggregate outstanding principal or nominal amount secured by all Security Interests and Quasi-Security Interest created or outstanding under this exception on or over such assets shall not at any time exceed £25,000,000 or its equivalent.

21.6	Disposals

21.6.1	Except as provided below, no member of the Group may, either in a single transaction or in a series of transactions and whether related or not, dispose of all or any part of its assets (other than cash) where the higher of the market value and the net consideration receivable (when aggregated with the higher of the market value and the net consideration receivable from any previous disposal by members of the Group) exceeds £5,000,000 (or its equivalent) in total during the term of this Agreement.

21.6.2	Sub-clause 21.6.1 does not apply to:

(a)	any disposal made in the ordinary course of day to day business or operations of the disposing entity (including, without limitation, disposals of subsidiaries or lines of business, provided that this shall not include a disposal of the core electricity distribution business);

(b)	disposals on normal commercial terms of obsolete assets or assets no longer required for the purpose of the relevant Person’s business or operations;

(c)	any realisation of investments acquired, purchased or made by the temporary application of funds not immediately required in the relevant Person’s business or operations;

(d)
the exchange of assets for other assets of a similar or superior nature and value, or the sale of assets on normal commercial terms for cash which is payable in full on the completion of the sale and is to be, and is, applied in or towards the purchase of similar assets within 12 months of that disposal (or, if contractually committed to be used within 12 months, are actually used within 18 months of that disposal);

(e)	the disposal of assets by one wholly-owned Subsidiary of the Company to another or (if the consideration for the disposal does not exceed a normal commercial consideration) to the Company by one of its Subsidiaries;

(f)	disposals in connection with sale-and-leaseback or sale and repurchase transactions or any other form of “off balance sheet” financing, provided that the aggregate book value (in the books of the disposing party) of all assets the subject of all such disposals made during the period commencing on the date of this Agreement and ending on the date when no amount remains to be lent or remains payable under this Agreement shall not exceed £50,000,000;

(g)	any disposal which the Majority Lenders shall have agreed shall not be taken into account;

(h)	arising as a result of any Security Interest or Quasi-Security Interest permitted under sub-clause 21.5.3 above;

(i)	the application or disposal of cash not otherwise prohibited under the Finance Documents;

(j)	any disposal by a member of Group compulsorily required by law or regulation having the force of law or any order of any government entity made thereunder and having the force of law provided that and to the extent permitted by such law or regulation:

(i)	such disposal is made for fair market value; and

(ii)	such disposal does not have a Material Adverse Effect.

21.7	Environmental matters

21.7.1	The Company will and will ensure that its Material Subsidiaries will comply with all applicable Environmental Law and other regulations, orders or other law applicable to the conduct of the business of the supply or distribution of electricity, in each case, where failure to do so would have a Material Adverse Effect.

21.7.2	The Company will, promptly upon becoming aware of the same, inform the Facility Agent in writing of:

(a)	any Environmental Claim against any member of the Group which is current, pending or threatened; and

(b)	any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group, where the claim, if determined against that member of the Group, would have a Material Adverse Effect.

21.8	Insurance
Each member of the Group must insure its business and assets with insurance companies to such an extent and against such risks as that member of the Group reasonably considers to be appropriate, having regard to the insurance arrangements of companies engaged in similar business.

21.9	Merger
The Company shall not enter into any amalgamation, demerger, merger or corporate reconstruction.

21.10	Change of business
The Company shall procure that no substantial change is made to the general nature of the business of the Company or the Group from that carried on at the date of this Agreement.

21.11	Acquisitions

21.11.1	Except as provided below, neither the Company nor any Material Subsidiary may acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them).

21.11.2	Provided that no Event of Default is outstanding on the date of the acquisition or would occur as a result of the acquisition, sub-clause 21.11.1 does not apply to:

(a)	an acquisition by a member of the Group of an asset sold, leased, transferred or otherwise disposed of by another member of the Group as permitted under sub-clause 21.6.2 of Clause 21.6 (Disposals) above;

(b)	an acquisition where the consideration (including associated costs and expenses) for the acquisition (when aggregated with the consideration (including associated costs and expenses) for any other acquisition permitted under this paragraph) during the term of this Agreement does not exceed 2.5% of the sum of the issued share capital, share premium and consolidated reserves (including retained earnings) of the Company, as shown by its most recent audited consolidated financial statements; and

(c)	any acquisition which the Majority Lenders shall have consented to in writing.

21.12	Prohibition on the Debt Purchase Transactions of the Group
The Company shall not, and shall procure that each other member of the Group shall not, enter into any Debt Purchase Transaction or beneficially own all or any part of the share capital of a company that is a Lender or a party to a Debt Purchase Transaction of the type referred to in paragraphs (b) and (c) of the definition of Debt Purchase Transaction.

21.13	Prohibition on Subsidiary Financial Indebtedness
The Company shall procure that no member of the Group (other than the Company) will incur or allow to remain outstanding any Financial Indebtedness unless the relevant member of the Group is a special purpose vehicle incorporated solely for the purpose of incurring such Financial Indebtedness and which does not undertake any other activities.

21.14	Arm’s length transactions
The Company shall not (and the Company shall ensure no member of the Group will) enter into any transaction with any person except on arm’s length terms and for full market value where to do so would be in contravention of the Licence, provided that if, at any time, the Licence is not in effect, the Company shall not (and shall ensure no member of the Group will) enter into any transaction with any person except on arm’s length terms and for full market value.

21.15	Pensions

21.15.1	The Company shall ensure that no action or omission is taken by any member of the Group in relation to a pension scheme which has or is reasonably likely to have a Material Adverse Effect (including, without limitation, the termination or commencement of winding-up proceedings of any such pension scheme).

21.15.2	Except for in respect of WPD South Wales Plc of the Western Power Utilities Pension Scheme and the Infralec 92 Scheme, the WPD Group of the Electricity Supply Pension Scheme (and in the case of merger, the CN Group of the ESPS) the Company shall ensure that no member of the Group is an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993) or “connected” with or an “associate” of (as those terms are used in sections 38 or 43 of the Pensions Act 2004) such an employer.

21.15.3	The Company shall promptly notify the Facility Agent of any material change in the rate of contributions payable to any of the pension schemes mentioned in sub-clause 21.15.2 above paid or required (by law or otherwise).

21.15.4	The Company shall immediately notify the Facility Agent of any investigation or proposed investigation by the Pensions Regulator which may lead to the issue of a Financial Support Direction or a Contribution Notice to any member of the Group.

21.15.5	The Company shall immediately notify the Facility Agent if it receives a Financial Support Direction or a Contribution Notice from the Pensions Regulator.

21.16	Licence
The Company will at all times:

21.16.1	comply with the terms of the Licence in all material respects;

21.16.2	without prejudice to the generality of sub-clause 21.16.1 above, comply with the ring fencing provisions of the Licence in all respects; and

21.16.3	not take any action or make any omission which is reasonably likely to result in the revocation or termination of the Licence.

21.17	Investment Grade Rating
The Company shall procure that the long-term, unsecured and non credit-enhanced debt obligations of the Company shall be rated Baa3/BBB-, or such higher rating as required by the Licence, or above, by at least one of Moody’s and Standard and Poor’s and shall not be rated below Baa3/BBB-, or such higher rating as required by the Licence, by either of Moody’s or Standard and Poor’s.

21.18	Sanctions

21.18.1	Neither the Company, nor any other member of the Group, shall be the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (the “OFAC”), the United Nations Security Council (the “UNSC”), the European Union, Her Majesty’s Treasury (the “HMT”), or other relevant sanctions authority (collectively, “Sanctions”), and no member of the Group shall be located, organized or resident in a country or territory that is the subject of country-wide or territory-wide Sanctions.

21.18.2	The Company undertakes that no member of the Group will, directly or indirectly, use the proceeds of the transaction, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity (the “Person”), to fund any activities of or business with any Person, or in Syria, Cuba, Iran, North Korea, Sudan or in any other country or territory, that, at the time of such funding, is the subject of country-wide or territory-wide Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

21.18.3	The Company shall ensure that the source of any funds for discharging its obligations under this Agreement is not obtained from any designated target of any Sanctions or any of Syria, Cuba, Iran, North Korea, Sudan or any other country or territory, that, at the time of such payment, is the subject of country-wide or territory-wide Sanctions.

21.19	Anti-Corruption

21.19.1	The Company shall not (and shall ensure that no other member of the Group will) use the proceeds, or cause or permit the proceeds of any Loan to be used, directly or indirectly, in any way that would be in breach of applicable anti-corruption laws.

21.19.2	The Company shall (and shall ensure that each other member of the Group will):

(a)	conduct its businesses in compliance with applicable anti-corruption laws; and

(b)	maintain policies and procedures designed to promote and achieve compliance with such laws.

22.	DEFAULT

22.1	Events of Default
Each of the events set out in this Clause is an Event of Default.

22.2	Non-payment
The Company fails to pay any sum payable under any Finance Document when due unless its failure to pay is caused by:

(a)	administrative or technical error; or

(b)	a Disruption Event,
and payment is made within 5 Business Days of its due date.

22.3	Breach of other obligations

22.3.1	The Company does not perform or comply with its obligations under Clause 20 (Financial Covenants), Clause 21.5 (Negative pledge), Clause 21.6 (Disposals) or Clause 21.11 (Acquisitions).

22.3.2	The Company does not perform or comply with any of its other obligations under any Finance Document in any material respect or any representation or warranty by the Company in this Agreement or in any document delivered under it is or proves to have been incorrect when made or deemed repeated, unless the non-compliance or circumstances giving rise to the misrepresentation, as the case may be, is capable of remedy and is not remedied within 20 Business Days of the earlier of the Facility Agent giving notice requiring the same to be remedied and the Company becoming aware of such non-compliance or misrepresentation, as the case may be.

22.4	Cross-default

22.4.1	Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

22.4.2	Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

22.4.3	Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of that member of the Group as a result of an event of default (however described).

22.4.4	Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

22.4.5	No Event of Default will occur under this Clause 22.4 unless and until the aggregate amount of such Financial Indebtedness falling within sub-clauses 22.4.1 to 22.4.4 above is more than £20,000,000 or its equivalent in any other currency or currencies.

22.5	Insolvency

22.5.1	Any of the following occurs in respect of the Company:

(a)	it is unable to pay its debts generally as they fall due or it is deemed by a court of competent jurisdiction to be insolvent;

(b)	it suspends making payments on all or any class of its debts or publicly announces an intention to do so;

(c)	by reason of actual or anticipated financial difficulties, it begins negotiations with all or any class of its creditors for the general rescheduling of its indebtedness; or

(d)	a moratorium is declared in respect of any of its indebtedness.

22.5.2	If a moratorium occurs in respect of the Company, the ending of the moratorium will not remedy any Event of Default caused by the moratorium.

22.6	Insolvency proceedings

22.6.1	Except as provided below, any of the following occurs in respect of the Company:

(a)	a suspension of payments, a moratorium of any indebtedness or a reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise);

(b)	any person presents a petition for its winding-up, administration or dissolution;

(c)	an order for its winding-up, administration or dissolution is made;

(d)	any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer is appointed in respect of it or any of its assets;

(e)	its directors or other officers request the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer;

(f)	enforcement of any Security over any of its assets; or

(g)	any other analogous step or procedure is taken in any jurisdiction.

22.6.2	Sub-clause 22.6.1 does not apply to:

(a)	a petition for winding-up presented by a creditor which is being actively contested in good faith and with due diligence and with a reasonable prospect of success; or

(b)	a voluntary solvent winding-up, amalgamation, reconstruction or reorganisation or otherwise part of a solvent scheme of arrangement, in each case which is on terms approved by the Majority Lenders.

22.7	Creditors’ process
A distress, attachment, execution or other legal process material in relation to the Company’s ability to perform its payment obligations under this Agreement is levied, enforced or sued out on or against the assets of the Company and is not discharged or stayed within 30 days.

22.8	Licence
Either:

22.8.1	notice is given to revoke or terminate the Licence unless such termination is being contested in good faith and such notice is revoked or cancelled within 14 days of notice being given; or

22.8.2	the Licence is revoked,
in either case, other than in circumstances which permit the Company or its Subsidiaries to carry on the distribution business of the Company either without a licence as a result of any change in the Act or regulatory regime or with a new licence, permitting the distribution of electricity in the authorised areas covered by the Licence, issued under the Act or pursuant to the Utilities Act, 2000.

22.9	Balancing and Settlement Code

22.9.1	The Company ceases to be a party to the Balancing and Settlement Code Framework Agreement other than in circumstances where the Company is able to carry on its distribution business; or

22.9.2	the Company breaches the Balancing and Settlement Code and such breach has or is reasonably likely to have a Material Adverse Effect.

22.10	Unlawfulness and invalidity

22.10.1	It is or becomes unlawful for the Company to perform any of its obligations under the Finance Documents in any material respect.

22.10.2	Any obligation or obligations of the Company under any Finance Documents are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents.

22.11	Cessation of business
The Company suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business except as a result of a disposal permitted by Clause 21.6 (Disposals).

22.12	Repudiation and rescission of agreements
The Company (or any other relevant party other than a Finance Party) rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or evidences an intention to rescind or repudiate a Finance Document.

22.13	Ownership of other Group companies
The Company ceases to own (directly or indirectly) 100% of the shares in any of its Subsidiaries:

(a)	which is engaged in the core electricity distribution business; or

(b)	in respect of which it has any actual or contingent financial obligations other than as a result of a solvent liquidation or reorganisation so long as any payments or assets distributed as a result of such solvent liquidation or reorganisation are distributed to other members of the Group.

22.14	Material Adverse Effect
Any event or circumstance occurs which has or is reasonably likely to have a Material Adverse Effect.

22.15	Acceleration
If an Event of Default is outstanding, the Facility Agent may, and must if so instructed by the Majority Lenders, by notice to the Company:

22.15.1	cancel the Total Commitments and/or Ancillary Commitments; and/or

22.15.2	declare that all or part of any amounts outstanding under the Finance Documents are:

(a)	immediately due and payable; and/or

(b)	payable on demand by the Facility Agent acting on the instructions of the Majority Lenders; and/or

22.15.3	declare that full cash cover in respect of all or part of the amounts outstanding under the Ancillary Facilities is immediately due and payable whereupon it shall become immediately due and payable or payable on demand at which time it shall become payable on demand by the Facility Agent on the instructions of the Majority Lenders.
Any notice given under this sub-clause will take effect in accordance with its terms.

23.	THE ADMINISTRATIVE PARTIES

23.1	Appointment and duties of the Facility Agent

23.1.1	Each Finance Party (other than the Facility Agent) irrevocably appoints the Facility Agent to act as its agent under the Finance Documents.

23.1.2	Each Finance Party irrevocably authorises the Facility Agent to:

(a)	perform the duties and to exercise the rights, powers and discretions that are specifically given to it under the Finance Documents, together with any other incidental rights, powers and discretions; and

(b)	execute each Finance Document expressed to be executed by the Facility Agent.

23.1.3	The Facility Agent has only those duties which are expressly specified in the Finance Documents. Those duties are solely of a mechanical and administrative nature.

23.1.4	The Facility Agent shall provide to the Company within three Business Days of a request by the Company (but no more frequently than once per calendar month), a list (which may be in electronic form) setting out the names of the Lenders as at the date of that request, their respective Commitments, the address and fax number (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the sending and receipt of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Facility Agent to that Lender under the Finance Documents.

23.2	Role of the Arrangers
Except as specifically provided in the Finance Documents, the Arranger does not have any obligations of any kind to any other Party in connection with any Finance Document.

23.3	No fiduciary duties
Except as specifically provided in a Finance Document, nothing in the Finance Documents makes an Administrative Party a trustee or fiduciary for any other Party or any other person. No Administrative Party need hold in trust any moneys paid to it for a Party or be liable to account for interest on those moneys.

23.4	Individual position of an Administrative Party

23.4.1	If it is also a Lender, each Administrative Party has the same rights and powers under the Finance Documents as any other Lender and may exercise those rights and powers as though it were not an Administrative Party.

23.4.2	Each Administrative Party and each Ancillary Lender may:

(a)	carry on any business with the Company or its related entities (including acting as an agent or a trustee for any other financing); and

(b)	retain any profits or remuneration it receives under the Finance Documents or in relation to any other business it carries on with the Company or its related entities.

23.5	Reliance
The Facility Agent may:

23.5.1	rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

23.5.2	rely on any statement made by any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify;

23.5.3	engage, pay for and rely on professional advisers selected by it (including those representing a Party other than the Facility Agent); and

23.5.4	act under the Finance Documents through its personnel and agents.

23.6	Majority Lenders’ instructions

23.6.1	The Facility Agent is fully protected if it acts on the instructions of the Majority Lenders in the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Majority Lenders will be binding on all the Lenders. In the absence of instructions, the Facility Agent may act as it considers to be in the best interests of all the Lenders.

23.6.2	The Facility Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings in connection with any Finance Document.

23.6.3	The Facility Agent may require the receipt of security satisfactory to it, whether by way of payment in advance or otherwise, against any liability or loss which it may incur in complying with the instructions of the Majority Lenders.

23.7	Responsibility

23.7.1	No Administrative Party and no Ancillary Lender is responsible to any other Finance Party for the adequacy, accuracy or completeness of:

(a)	any Finance Document or any other document; or

(b)	any statement or information (whether written or oral) made in or supplied in connection with any Finance Document.

23.7.2	Without affecting the responsibility of the Company for information supplied by it or on its behalf in connection with any Finance Document, each Lender and each Ancillary Lender confirms that it:

(a)	has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of the Company and its related entities and the nature and extent of any recourse against any Party or its assets); and

(b)	has not relied exclusively on any information provided to it by any Administrative Party in connection with any Finance Document.

23.7.3

(a)	Nothing in this Agreement will oblige the Facility Agent to satisfy any know your customer requirement in relation to the identity of any person on behalf of any Finance Party.

(b)	Each Finance Party confirms to the Facility Agent that it is solely responsible for any know your customer requirements it is required to carry out and that it may not rely on any statement in relation to those requirements made by any other person.

23.8	Exclusion of liability

23.8.1	Neither the Facility Agent nor any Ancillary Lender is liable or responsible to any other Finance Party for any action taken or not taken by it in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

23.8.2	The Facility Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facility Agent, if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent for that purpose.

23.8.3	No Party (other than the Facility Agent or the Ancillary Lender) may take any proceedings against any officer, employee or agent of the Facility Agent or any Ancillary Lender in respect of any claim it might have against the Facility Agent or any Ancillary Lender or in respect of any act or omission of any kind by that officer, employee or agent in connection with any Finance Document. Any officer, employee or agent of the Facility Agent or any Ancillary Lender may rely on this sub-clause and enforce its terms under the Contracts (Rights of Third Parties) Act 1999.

23.9	Default

23.9.1	The Facility Agent is not obliged to monitor or enquire whether a Default has occurred. The Facility Agent is not deemed to have knowledge of the occurrence of a Default.

23.9.2	If the Facility Agent:

(a)	receives notice from a Party referring to this Agreement, describing a Default and stating that the event is a Default; or

(b)	is aware of the non-payment of any principal or interest or any fee payable to a Lender under this Agreement, it must promptly notify the Lenders.

23.10	Information

23.10.1	The Facility Agent must promptly forward to the person concerned the original or a copy of any document which is delivered to the Facility Agent by a Party for that person.

23.10.2	Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

23.10.3	Except as provided above, the Facility Agent has no duty:

(a)	either initially or on a continuing basis to provide any Lender with any credit or other information concerning the risks arising under or in connection with the Finance Documents (including any information relating to the financial condition or affairs of the Company or its related entities or the nature or extent of recourse against any Party or its assets) whether coming into its possession before, on or after the date of this Agreement; or

(b)	unless specifically requested to do so by a Lender in accordance with a Finance Document, to request any certificate or other document from the Company.

23.10.4
In acting as the Facility Agent, the agency division of the Facility Agent is treated as a separate entity from its other divisions and departments. Any information acquired by the Facility Agent which, in its opinion, is acquired by it otherwise than in its capacity as the Facility Agent may be treated as confidential by the Facility Agent and will not be treated as information possessed by the Facility Agent in its capacity as such.

23.10.5	The Facility Agent is not obliged to disclose to any person any confidential information supplied to it by a member of the Group solely for the purpose of evaluating whether any waiver or amendment is required to any term of the Finance Documents.

23.10.6	The Company irrevocably authorises the Facility Agent to disclose to the other Finance Parties any information which, in its opinion, is received by it in its capacity as the Facility Agent.

23.10.7	Without prejudice to the generality of the foregoing, the Facility Agent may disclose the identity of a Defaulting Lender to the other Finance Parties and the Company and shall disclose the same upon the written request of the Company or the Majority Lenders.

23.11	Indemnities

23.11.1	Without limiting the liability of the Company under the Finance Documents, each Lender must indemnify the Facility Agent for that Lender’s Pro Rata Share of any loss or liability incurred by the Facility Agent in acting as the Facility Agent, except to the extent that the loss or liability is caused by the Facility Agent’s gross negligence or wilful misconduct or to the extent that the Facility Agent has been reimbursed in full by the Company for such loss or liability.

23.11.2	The Facility Agent may deduct from any amount received by it for a Lender any amount due to the Facility Agent from that Lender under a Finance Document but unpaid.

23.11.3	The Company must indemnify the Facility Agent against any loss or liability properly incurred by the Facility Agent as a result of:

(a)	investigating any event which the Facility Agent reasonably believes to be a Default; or

(b)	acting or relying on any notice which the Facility Agent reasonably believes to be genuine, correct and appropriately authorised.

23.12	Compliance
The Facility Agent may refrain from doing anything (including disclosing any information) which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation.

23.13	Resignation of the Facility Agent

23.13.1	The Facility Agent may resign and appoint any of its Affiliates as successor Facility Agent by giving notice to the Lenders and the Company.

23.13.2	Alternatively, the Facility Agent may resign by giving notice to the Lenders and the Company, in which case the Majority Lenders may appoint a successor Facility Agent.

23.13.3	If no successor Facility Agent has been appointed under sub-clause 23.13.2 above within 30 days after notice of resignation was given, the Facility Agent may appoint a successor Facility Agent.

23.13.4	The person(s) appointing a successor Facility Agent must, if practicable, consult with the Company prior to the appointment. Any successor Facility Agent must have an office in the U.K.

23.13.5	The resignation of the Facility Agent and the appointment of any successor Facility Agent will both become effective only when the successor Facility Agent notifies all the Parties that it accepts its appointment. On giving the notification, the successor Facility Agent will succeed to the position of the Facility Agent and the term “Facility Agent” will mean the successor Facility Agent.

23.13.6	The retiring Facility Agent must, at its own cost, make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as the Facility Agent under the Finance Documents.

23.13.7	Upon its resignation becoming effective, this Clause will continue to benefit the retiring Facility Agent in respect of any action taken or not taken by it in connection with the Finance Documents while it was the Facility Agent, and, subject to sub-clause 23.13.6 above, it will have no further obligations under any Finance Document.

23.14	Replacement of the Facility Agent

23.14.1	After consultation with the Company, the Majority Lenders may, by giving 30 days’ notice to the Facility Agent (or, at any time the Facility Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Facility Agent by appointing a successor Facility Agent (acting through an office in the United Kingdom).

23.14.2	The retiring Facility Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents.

23.14.3	The replacement of the Facility Agent and the appointment of the successor Facility Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Facility Agent. As from this date, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 23 (and any agency fees for the account of the retiring Facility Agent shall cease to accrue from (and shall be payable on) that date).

23.14.4	Any successor Facility Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

23.15	Relationship with Lenders

23.15.1	Subject to Clause 29.9 (Pro rata interest settlement), the Facility Agent may treat each Lender as a Lender, entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received not less than five Business Days’ prior notice from that Lender to the contrary.

23.15.2	The Facility Agent may at any time, and must if requested to do so by the Majority Lenders, convene a meeting of the Lenders.

23.15.3	The Facility Agent must keep a register of all the Parties and supply any other Party with a copy of the register on request. The register will include each Lender’s Facility Office(s) and contact details for the purposes of this Agreement.

23.16	Facility Agent’s management time
If the Facility Agent requires, any amount payable to the Facility Agent by any Party under any indemnity or in respect of any costs or expenses incurred by the Facility Agent under the Finance Documents after the date of this Agreement may include the cost of using its management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Facility Agent may notify to the relevant Party. This is in addition to any amount in respect of fees or expenses paid or payable to the Facility Agent under any other term of the Finance Documents.

23.17	Notice period
Where this Agreement specifies a minimum period of notice to be given to the Facility Agent, the Facility Agent may, at its discretion, accept a shorter notice period.

23.18	Subordination Deed
The Facility Agent will execute any Subordination Deed within two Business Days of receipt of a request (which shall include an execution version of such Subordination Deed) from the Company.

24.	EVIDENCE AND CALCULATIONS

24.1	Accounts
Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate for the purpose of any litigation or arbitration proceedings.

24.2	Certificates and determinations
Any certification or determination by a Finance Party of a rate or amount under the Finance Documents will be, in the absence of manifest error, conclusive evidence of the matters to which it relates.

24.3	Calculations
Any interest or fee accruing under this Agreement accrues from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 or 365 days or otherwise, depending on what the Facility Agent determines is market practice.

25.	FEES

25.1	Agency fee
The Company must pay to the Facility Agent for its own account an annual agency fee in the manner agreed between the Facility Agent and the Company.

25.2	Arrangement and participation fees
The Company must pay the upfront fees in the manner agreed between the Arrangers and the Company.

25.3	Co-ordination fee
The Company must pay a co-ordination fee in the manner agreed between the Joint Coordinators and the Company.

25.4	Commitment fee

25.4.1	The Company must pay a commitment fee computed at the rate of 35 per cent. of the applicable Margin on the undrawn, uncancelled amount of each Lender’s Commitment for the Availability Period calculated from the date of this Agreement.

25.4.2	The commitment fee is payable quarterly in arrears during the Availability Period and on the last day of the Availability Period. Accrued commitment fee is also payable to the Facility Agent for a Lender on the date its Commitment is cancelled in full.

25.4.3	No commitment fee is payable to the Facility Agent (for the account of a Lender) on any Available Commitment of that Lender for any day on which that Lender is a Defaulting Lender.

25.5	Utilisation fee

25.5.1	The Company must pay to the Facility Agent for each Lender a utilisation fee computed at the rate of 0.20 per cent. per annum on the aggregate principal amount of the Loans for each day on which the aggregate Base Currency Amount of all Loans exceeds 33.3 per cent. of the Total Commitments.

25.5.2	The Company must pay to the Facility Agent for each Lender a utilisation fee computed at the rate of 0.40 per cent. per annum on the aggregate principal amount of the Loans for each day on which the Base Currency Amount of all Loans exceeds 66.6 per cent. of the Total Commitments. For the avoidance of doubt, the fee described in sub-clause 25.5.1 above is not payable in respect of any day for which the fee described in this sub-clause 25.5.2 is payable.

25.5.3	Utilisation fee is payable on the amount of each Lender’s share in the Loans.

25.5.4	Accrued utilisation fee is payable quarterly in arrears. Accrued utilisation fee is also payable to the Facility Agent for a Lender on the date its Commitment is cancelled in full.

25.6	Interest, commission and fees on Ancillary Facilities
The rate and time of payment of interest, commission, fees and any other remuneration in respect of each Ancillary Facility shall be determined by agreement between the relevant Ancillary Lender and the Company based upon normal market rates and terms.

26.	INDEMNITIES AND BREAK COSTS

26.1	Currency indemnity

26.1.1	The Company must, as an independent obligation, indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

(a)	that Finance Party receiving an amount in respect of the Company’s liability under the Finance Documents; or

(b)	that liability being converted into a claim, proof, judgment or order, in a currency other than the currency in which the amount is expressed to be payable under the relevant Finance Document.

26.1.2	Unless otherwise required by law, the Company waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

26.2	Other indemnities
The Company shall within 15 days of demand indemnify the Facility Agent and each Lender against any funding or other cost, loss, expense or liability in an amount certified by it in reasonable detail (together with documentation in support) sustained or incurred by it as a direct result of:

26.2.1	the occurrence of any Event of Default;

26.2.2	(other than by reason of negligence or default by a Finance Party) a Loan not being made after a Request has been delivered for that Loan; or

26.2.3	the receipt or recovery by any party (or the Facility Agent on its behalf) of all or any part of a Loan or overdue sum due from the Company otherwise than on the Final Maturity Date or Maturity Date of that Loan or, in the case of an overdue sum, the last day of an interest period relating to that overdue sum, as the case may be or a Loan or any part thereof not being prepaid in accordance with a notice of prepayment.

26.3	Break Costs

26.3.1	The Company must pay to each Lender its Break Costs within three Business Days of demand.

26.3.2	Break Costs are the amount (if any) determined by the relevant Lender by which:

(a)	the interest (excluding Margin) which that Lender would have received for the period from the date of receipt of any part of its share in a Loan or overdue amount to the last day of the applicable Term for that Loan or overdue amount if the principal or overdue amount received had been paid on the last day of that Term;
exceeds

(b)	the amount which that Lender would be able to obtain by placing an amount equal to the amount received by it on deposit with a leading bank in the appropriate interbank market for a period starting on the Business Day following receipt and ending on the last day of the applicable Term.

26.3.3	Each Lender must supply to the Facility Agent for the Company details of the amount of any Break Costs claimed by it under this Clause.

27.	EXPENSES

27.1	Initial costs
The Company must pay to each Administrative Party promptly on demand the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with the negotiation, preparation, printing, execution and syndication of the Finance Documents.

27.2	Subsequent costs
The Company must pay to the Facility Agent promptly on demand the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with:

27.2.1	the negotiation, preparation, printing and execution of any Finance Document (other than a Transfer Certificate or Increase Confirmation) executed after the date of this Agreement; and

27.2.2	any amendment, waiver or consent requested by or on behalf of the Company or specifically allowed by this Agreement.

27.3	Enforcement costs
The Company must pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

28.	AMENDMENTS AND WAIVERS

28.1	Procedure

28.1.1	Except as provided in this Clause 28, any term of the Finance Documents (other than the Fee Letters) may be amended or waived with the agreement of the Company and the Majority Lenders. The Facility Agent may effect, on behalf of any Finance Party, an amendment or waiver allowed under this Clause.

28.1.2	The Facility Agent must promptly notify the other Parties of any amendment or waiver effected by it under sub-clause 28.1.1 above. Any such amendment or waiver is binding on all the Parties.

28.2	Exceptions

28.2.1	An amendment or waiver which relates to:

(a)	the definition of Majority Lenders in Clause 1.1 (Definitions);

(b)	Clause 2.3 (Nature of a Finance Party’s rights and obligations);

(c)	an extension of the date of payment of any amount to a Lender under the Finance Documents;

(d)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fee or other amount payable to a Lender under the Finance Documents;

(e)	an increase in, or an extension of, a Commitment or the Total Commitments;

(f)	a term of a Finance Document which expressly requires the consent of each Lender;

(g)	the right of a Lender to assign or transfer its rights or obligations under the Finance Documents;

(h)	Clause 10.1 (Mandatory prepayment – illegality) or Clause 10.2 (Mandatory prepayment – change of control); or

(i)	this Clause,
may only be made with the consent of all the Lenders.

28.2.2	An amendment or waiver which relates to the rights or obligations of an Administrative Party or an Ancillary Lender may only be made with the consent of that Administrative Party or Ancillary Lender.

28.3	Disenfranchisement of Defaulting Lenders

28.3.1	For so long as a Defaulting Lender has any Available Commitment, in ascertaining the Majority Lenders or whether any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, that Defaulting Lender’s Commitments will be reduced by the amount of its Available Commitments.

28.3.2	For the purposes of this Clause 28.3, the Facility Agent may assume that the following Lenders are Defaulting Lenders:

(a)	any Lender which has notified the Facility Agent that it has become a Defaulting Lender;

(b)	any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of “Defaulting Lender” has occurred where, in the case of the events or circumstances referred to in paragraph (a), none of the exceptions to that paragraph apply, unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Facility Agent) or the Facility Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

28.4	Replacement of a Defaulting Lender

28.4.1	The Company may, at any time a Lender has become and continues to be a Defaulting Lender, by giving 10 Business Days’ prior written notice to the Facility Agent and such Lender:

(a)	replace such Lender by requiring such Lender to (and to the extent permitted by law such Lender shall) transfer pursuant to Clause 29 (Changes to the Parties) all (and not part only) of its rights and obligations under this Agreement; or

(b)	require such Lender to (and to the extent permitted by law such Lender shall) transfer pursuant to Clause 29 (Changes to the Parties) all (and not part only) of the undrawn Commitment of the Lender.
to a Lender or other bank, financial institution, trust, fund or other entity (a “Replacement Lender”) selected by the Company, and which is acceptable to the Facility Agent (acting reasonably) (unless the Facility Agent is an Impaired Agent), which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Lender (including the assumption of the transferring Lender’s participations or unfunded participations (as the case may be) on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans and all accrued interest (to the extent that the Facility Agent has not given a notification under Clause 29.9 (Pro rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents.

28.4.2	Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause shall be subject to the following conditions:

(a)	the Company shall have no right to replace the Facility Agent;

(b)	neither the Facility Agent nor the Defaulting Lender shall have any obligation to the Company to find a Replacement Lender;

(c)	the transfer must take place no later than 14 days after the notice referred to in sub-clause 28.4.1 above;

(d)	in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents; and

(e)	the Defaulting Lender shall only be obliged to transfer its rights and obligations pursuant to sub-clause 28.4.1 above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to the Replacement Lender.

28.5	Excluded Commitments
If a Lender does not accept or reject a request for an amendment, waiver or consent within 15 Business Days of receipt of such request (or such longer period as the Company and the Facility Agent may agree), or abstains from accepting or rejecting a request for an amendment, waiver or consent, its Commitments shall not be included for the purpose of calculating the Total Commitments or participations under the Facility when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments and/or participations has been obtained to approve that request.

28.6	Change of currency
If a change in any currency of a country occurs (including where there is more than one currency or currency unit recognised at the same time as the lawful currency of a country), the Finance Documents will be amended to the extent the Facility Agent (acting reasonably and after consultation with the Company) determines is necessary to reflect the change.

28.7	Waivers and remedies cumulative
The rights of each Finance Party under the Finance Documents:

28.7.1	may be exercised as often as necessary;

28.7.2	are cumulative and not exclusive of its rights under the general law; and

28.7.3	may be waived only in writing and specifically.
Delay in exercising or non-exercise of any right is not a waiver of that right.

29.	CHANGES TO THE PARTIES

29.1	Assignments and transfers by the Company
The Company may not assign or transfer any of its rights and obligations under the Finance Documents without the prior consent of all the Lenders.

29.2	Assignments and transfers by Lenders

29.2.1	A Lender (the Existing Lender) may, subject to the following provisions of this Clause 29, at any time assign or transfer (including by way of novation) any of its rights and obligations under this Agreement to any bank, financial institution or trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the New Lender).

29.2.2	Unless the Company and the Facility Agent otherwise agree, an assignment or transfer of part of a Commitment or rights and obligations under this Agreement by the Existing Lender must be in a minimum amount of £5,000,000.

29.2.3	An Existing Lender must consult with the Company for no more than five Business Days before it may make an assignment or transfer unless the New Lender is another Lender or an Affiliate of a Lender or an Event of Default has occurred and is outstanding.

29.2.4	The Facility Agent is not obliged to accept an assignment or execute a Transfer Certificate until it has completed all know your customer requirements to its satisfaction. The Facility Agent must promptly notify the Existing Lender and the New Lender if there are any such requirements.

29.2.5	An assignment of rights or a transfer of rights and obligations will be effective only if either:

(a)	the obligations are novated in accordance with the following provisions of this Clause 29; or

(b)	the New Lender confirms to the Facility Agent and the Company in form and substance satisfactory to the Facility Agent that it is bound by the terms of this Agreement as a Lender. On the assignment or transfer becoming effective in this manner the Existing Lender will be released from its rights and obligations under this Agreement to the extent that they are assigned or transferred to the New Lender.

29.2.6	Unless the Facility Agent otherwise agrees, the New Lender must pay to the Facility Agent for its own account, on or before the date any assignment or transfer occurs, a fee of £1,750.

29.2.7	Any reference in this Agreement to a Lender includes a New Lender but excludes a Lender if no amount is or may be owed to or by it under this Agreement.

29.3	Procedure for transfer by way of novations

29.3.1	In this Clause:
Transfer Date means, for a Transfer Certificate, the later of:

(a)	the proposed Transfer Date specified in that Transfer Certificate; and

(b)	the date on which the Facility Agent executes that Transfer Certificate.

29.3.2	A novation is effected if:

(a)	the Existing Lender and the New Lender deliver to the Facility Agent a duly completed Transfer Certificate; and

(b)	the Facility Agent executes it.
Subject to sub-clause 29.2.4 of Clause 29.2 (Assignments and transfers by Lenders), the Facility Agent must execute as soon as reasonably practicable a Transfer Certificate delivered to it and which appears on its face to be in order.

29.3.3	Each Party (other than the Existing Lender and the New Lender) irrevocably authorises the Facility Agent to execute any duly completed Transfer Certificate on its behalf.

29.3.4	29.3.4 Subject to Clause 29.9 (Pro rata interest settlement), on the Transfer Date:

(a)	the New Lender will assume the rights and obligations of the Existing Lender expressed to be the subject of the novation in the Transfer Certificate in substitution for the Existing Lender; and

(b)	the Existing Lender will be released from those obligations and cease to have those rights.

29.4	Limitation of responsibility of Existing Lender

29.4.1	Unless expressly agreed to the contrary, an Existing Lender is not responsible to a New Lender for the legality, validity, adequacy, accuracy, completeness or performance of:

(a)	any Finance Document or any other document; or

(b)	any statement or information (whether written or oral) made in or supplied in connection with any Finance Document, and any representations or warranties implied by law are excluded.

29.4.2	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(a)	has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of the Company and its related entities and the nature and extent of any recourse against any Party or its assets) in connection with its participation in this Agreement; and

(b)	has not relied exclusively on any information supplied to it by the Existing Lender in connection with any Finance Document.

29.4.3	Nothing in any Finance Document requires an Existing Lender to:

(a)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause; or

(b)	support any losses incurred by the New Lender by reason of the non-performance by the Company of its obligations under any Finance Document or otherwise.

29.5	Costs resulting from change of Lender or Facility Office
If:

29.5.1	a Lender assigns or transfers any of its rights and obligations under the Finance Documents or changes its Facility Office; and

29.5.2	as a result of circumstances existing at the date the assignment, transfer or change occurs, the Company would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 14 (Tax gross-up and indemnities) or Clause 15 (Increased costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. This Clause 29.5 shall not apply in relation to Clause 14 (Tax gross-up and indemnities), to a Treaty Lender that has included an indication to the effect that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with sub-clause 14.6.1 of Clause 14.6 (HMRC DT Treaty Passport scheme confirmation) if the Company making the payment has not complied with its obligations under sub-clause 14.1.2 of Clause 14.6 (HMRC DT Treaty Passport scheme confirmation).

29.6	Changes to the Reference Banks

29.6.1	If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent must (in consultation with the Company) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

29.6.2	If a Reference Bank ceases to have a London office or novates or assigns all its rights and obligations under this Agreement or if any Commitments of any Reference Bank are cancelled or if Loans it has advanced are prepaid it shall be replaced as a Reference Bank by such other Lender or an Affiliate of a Lender with an office in London as the Facility Agent (after consultation with the Company) shall designate by notice to the Company and the Lenders.

29.7	Copy of Transfer Certificate or Increase Confirmation to Company
The Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Increase Confirmation, send to the Company a copy of that Transfer Certificate or Increase Confirmation.

29.8	Security over Lenders’ rights
In addition to the other rights provided to Lenders under this Clause 29, each Lender may without consulting with or obtaining consent from the Company, at any time charge, assign or otherwise create security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other security to secure obligations to a federal reserve or central bank; and

(b)	in the case of any Lender which is a fund, any charge, assignment or other security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)	release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or other security for the Lender as a party to any of the Finance Documents; or

(ii)	require any payments to be made by the Company or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.

29.9	Pro rata interest settlement
If the Facility Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 29.3 (Procedure for transfer by way of novations) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of a Term):

29.9.1	any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Term (or, if the Term is longer than six months, on the next of the dates which falls at six monthly intervals after the first day of that Term); and

29.9.2	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(i)	when the Accrued Amounts become payable, those Accrued Amounts will be payable for the account of the Existing Lender; and

(ii)	the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 29.9, have been payable to it on that date, but after deduction of the Accrued Amounts.
In this Clause 29.9, references to “Term” shall be construed to include a reference to any other period for accrual of fees.

30.	CONFIDENTIALITY AND DISCLOSURE OF INFORMATION

30.1	Confidential Information
Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 30.2 (Disclosure of Confidential Information) and Clause 30.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

30.2	Disclosure of Confidential Information
Any Finance Party may disclose:

30.2.1	to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this sub-clause 30.2.1 is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

30.2.2	to any person:

(a)	to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Facility Agent and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(b)	with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or the Company and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(c)	appointed by any Finance Party or by a person to whom sub-clause 30.2.2 (a) or (b) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf;

(d)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in sub-clause 30.2.2 (a) or (b) above;

(e)	to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(f)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates security (or may do so) pursuant to Clause 29.8 (Security over Lenders’ rights) ;

(g)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(h)	who is a Party; or

(i)	with the consent of the Company;
in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(i)	in relation to sub-clause 30.2.2 (a), (b) and (c) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(ii)
in relation to sub-clause 30.2.2 (d) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential

Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(iii)	in relation to sub-clause 30.2.2 (e), (f) and (g) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

30.2.3	to any person appointed by that Finance Party or by a person to whom sub-clause 30.2.2 (a) or (b) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this sub-clause 30.2.3 if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Company and the relevant Finance Party;

30.2.4	to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Company if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

30.3	Disclosure to numbering service providers

30.3.1	Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or the Company the following information:

(a)	name of the Company;

(b)	country of domicile of the Company;

(c)	place of incorporation of the Company;

(d)	date of this Agreement;

(e)	the names of the Facility Agent and the Arranger;

(f)	date of each amendment and restatement of this Agreement;

(g)	amount of Total Commitments;

(h)	currencies of the Facility;

(i)	type of Facility;

(j)	ranking of Facility;

(k)	Final Maturity Date for the Facility;

(l)	changes to any of the information previously supplied pursuant to paragraphs (a) to (k) above; and

(m)	such other information agreed between such Finance Party and the Company, to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

30.3.2	The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or the Company by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

30.3.3	The Company represents that none of the information set out in paragraphs (a) to (m) of sub-clause 30.3.1 above is, nor will at any time be, unpublished price-sensitive information.

30.3.4	The Facility Agent shall notify the Company and the other Finance Parties of:

(a)	the name of any numbering service provider appointed by the Facility Agent in respect of this Agreement, the Facility and/or the Company; and

(b)	the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or the Company by such numbering service provider.

31.	CONFIDENTIALITY OF FUNDING RATES AND REFERENCE BANK QUOTATIONS

31.1	Confidentiality and disclosure

31.1.1	The Facility Agent and each Obligor agree to keep each Funding Rate (and, in the case of the Facility Agent, each Reference Bank Quotation) confidential and not to disclose it to anyone, save to the extent permitted by sub-clause 31.1.2, 31.1.3 and 31.1.4 below.

31.1.2	The Facility Agent may disclose:

(a)	any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to the Company pursuant to Clause 11.4 (Notification of rates of interest); and

(b)	any Funding Rate or any Reference Bank Quotation to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a Confidentiality Undertaking.

31.1.3	The Facility Agent may disclose any Funding Rate or any Reference Bank Quotation, and each Obligor may disclose any Funding Rate, to:

(a)	any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors and partners if any person to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it;

(b)	any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(c)	any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

(d)	any person with the consent of the relevant Lender or Reference Bank, as the case may be.

31.1.4	The Facility Agent’s obligations in this Clause 31 (Confidentiality of Funding Rates and Reference Bank Quotations) relating to Reference Bank Quotations are without prejudice to its obligations to make notifications under Clause 11.4 (Notification of rates of interest) provided that (other than pursuant to paragraph (a) of sub-clause 31.1.2 above) the Facility Agent shall not include the details of any individual Reference Bank Quotation as part of any such notification.

31.2	Other obligations

31.2.1	The Facility Agent and each Obligor acknowledge that each Funding Rate (and, in the case of the Facility Agent, each Reference Bank Quotation) is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Facility Agent and each Obligor undertake not to use any Funding Rate or, in the case of the Facility Agent, any Reference Bank Quotation for any unlawful purpose.

31.2.2	The Facility Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender or Reference Bank, as the case may be:

(a)	of the circumstances of any disclosure made pursuant to paragraph (b) of sub-clause 31.1.3 above except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that any information has been disclosed in breach of this Clause 31 (Confidentiality of Funding Rates and Reference Bank Quotations).

32.	SET-OFF

32.1.1	A Finance Party may set off any matured obligation owed to it by the Company under the Finance Documents (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to the Company, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

32.1.2	Any credit balances taken into account by an Ancillary Lender when operating a net limit in respect of any overdraft under an Ancillary Facility shall on enforcement of the Finance Documents be applied first in reduction of the overdraft provided under that Ancillary Facility in accordance with its terms.

33.	PRO RATA SHARING

33.1	Redistribution

33.1.1	If any amount owing by the Company under this Agreement to a Lender (the “recovering Lender”) is discharged by payment, set-off or any other manner other than through the Facility Agent under this Agreement (a “recovery”), then:

(a)	the recovering Lender must, within three Business Days, supply details of the recovery to the Facility Agent;

(b)	the Facility Agent must calculate whether the recovery is in excess of the amount which the recovering Lender would have received if the recovery had been received by the Facility Agent under this Agreement; and

(c)	the recovering Lender must pay to the Facility Agent an amount equal to the excess (the “redistribution”).
Sub-clause 33.1.1 above shall not apply to any amount received or recovered by an Ancillary Lender in respect of any cash cover provided for the benefit of that Ancillary Lender.

33.2	Effect of redistribution

33.2.1	The Facility Agent must treat a redistribution as if it were a payment by the Company under this Agreement and distribute it among the Lenders, other than the recovering Lender, accordingly.

33.2.2	When the Facility Agent makes a distribution under sub-clause 33.2.1 above, the recovering Lender will be subrogated to the rights of the Finance Parties which have shared in that redistribution.

33.2.3	If and to the extent that the recovering Lender is not able to rely on any rights of subrogation under sub-clause 33.2.2 above, the Company will owe the recovering Lender a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

33.2.4	If:

(a)	a recovering Lender must subsequently return a recovery, or an amount measured by reference to a recovery, to the Company; and

(b)	the recovering Lender has paid a redistribution in relation to that recovery, each Finance Party must reimburse the recovering Lender all or the appropriate portion of the redistribution paid to that Finance Party, together with interest for the period while it held the re-distribution. In this event, the subrogation in sub-clause 33.2.2 above will operate in reverse to the extent of the reimbursement.

33.3	Exceptions
Notwithstanding any other term of this Clause 32.1.1, a recovering Lender need not pay a redistribution to the extent that:

33.3.1	it would not, after the payment, have a valid claim against the Company in the amount of the redistribution; or

33.3.2	it would be sharing with another Finance Party any amount which the recovering Lender has received or recovered as a result of legal or arbitration proceedings, where:

(a)	the recovering Lender notified the Facility Agent of those proceedings; and

(b)	the other Finance Party had an opportunity to participate in those proceedings but did not do so or did not take separate legal or arbitration proceedings as soon as reasonably practicable after receiving notice of them.

33.4	Ancillary Lenders

33.4.1	This Clause 32 shall not apply to any receipt or recovery by a Lender in its capacity as an Ancillary Lender at any time prior to service of notice under Clause 22.15 (Acceleration).

33.4.2	Following service of notice under Clause 22.15 (Acceleration), this Clause 32 shall apply to all receipts or recoveries by Ancillary Lenders except to the extent that the receipt or recovery represents a reduction from the Permitted Gross Outstandings of a Multi-account Overdraft to or towards an amount equal to its Designated Net Amount.

34.	SEVERABILITY

34.1	If a term of a Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

34.1.1	the legality, validity or enforceability in that jurisdiction of any other term of the Finance Documents; or

34.1.2	the legality, validity or enforceability in other jurisdictions of that or any other term of the Finance Documents.

35.	COUNTERPARTS
Each Finance Document may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

36.	NOTICES

36.1	In writing

36.1.1	Any communication in connection with a Finance Document must be in writing and, unless otherwise stated, may be given:

(a)	in person, by post, or fax or any other electronic communication approved by the Facility Agent; or

(b)	if between the Facility Agent and a Lender and the Facility Agent and the Lender agree, by e-mail or other electronic communication.

36.1.2	For the purpose of the Finance Documents, an electronic communication will be treated as being in writing.

36.1.3	Unless it is agreed to the contrary, any consent or agreement required under a Finance Document must be given in writing.

36.2	Contact details

36.2.1	Except as provided below, the contact details of each Party for all communications in connection with the Finance Documents are those notified by that Party for this purpose to the Facility Agent on or before the date it becomes a Party.

36.2.2	The contact details of the Company for this purpose are:

Address:	Avonbank, Feeder Road, Bristol BS2 0TB
Fax number:	01179 332 108
Phone number:	01179 332 354
E-mail:	jhunt9@westernpower.co.uk
Attention:	Julie Hunt

The contact details of the Facility Agent for this purpose are:

Address:	Mizuho Bank, Ltd.
Bracken House
One Friday Street
London
EC4M 9JA

Fax number:	+44 207 012 4053

E-mail:	maria.delellis@mhcb.co.uk

Attention:	Loan Agency, Maria De Lellis

36.2.3	Any Party may change its contact details by giving five Business Days’ notice to the Facility Agent or (in the case of the Facility Agent) to the other Parties.

36.2.4	Where a Party nominates a particular department or officer to receive a communication, a communication will not be effective if it fails to specify that department or officer.

36.3	Effectiveness

36.3.1	Except as provided below, any communication in connection with a Finance Document will be deemed to be given as follows:

(a)	if delivered in person, at the time of delivery;

(b)	if posted, five days after being deposited in the post, postage prepaid, in a correctly addressed envelope; and

(c)	if by fax, when received in legible form.

36.3.2	A communication given under sub-clause 36.3.1 above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

36.3.3	A communication to the Facility Agent will only be effective on actual receipt by it.

36.4	The Company
All formal communication under the Finance Documents to or from the Company must be sent through the Facility Agent.

36.5	Communication when Facility Agent is Impaired Agent
If the Facility Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Facility Agent, communicate with each other directly and (while the Facility Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Facility Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Facility Agent has been appointed.

37.	LANGUAGE

37.1.1	Any notice given in connection with a Finance Document must be in English.

37.1.2	Any other document provided in connection with a Finance Document must be:

(a)	in English; or

(b)	(unless the Facility Agent otherwise agrees) accompanied by a certified English translation. In this case, the English translation prevails unless the document is a statutory or other official document.

38.	GOVERNING LAW
This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

39.	ENFORCEMENT

39.1	Jurisdiction

39.1.1	The English courts have exclusive jurisdiction to settle any dispute in connection with any Finance Document including a dispute relating to any non-contractual obligation arising out of or in connection with this Agreement.

39.1.2	The English courts are the most appropriate and convenient courts to settle any such dispute and the Company waives objection to those courts on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with any Finance Document.

39.1.3	This Clause is for the benefit of the Finance Parties only. To the extent allowed by law, a Finance Party may take:

(a)	proceedings in any other court; and

(b)	concurrent proceedings in any number of jurisdictions.
This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1
ORIGINAL PARTIES

Name of Original Lender	Commitment	Treaty Passport scheme reference number and jurisdiction of tax residence (if applicable)
Abbey National Treasury Services plc	£30,625,000
(trading as Santander Global Banking & Markets)	£30,625,000
Barclays Bank PLC	£30,625,000
HSBC Bank plc	£30,625,000
Lloyds Bank plc	£30,625,000
Mizuho Bank, Ltd.	£30,625,000
Royal Bank of Canada	£30,625,000
The Royal Bank of Scotland plc	£30,625,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.
Total	£245,000,000

SCHEDULE 2
CONDITIONS PRECEDENT DOCUMENTS
[SATISFIED]

SCHEDULE 3
REQUESTS

To:	Mizuho Bank, Ltd. as Facility Agent

From:	Western Power Distribution (South West) plc

Date:	[—]
Western Power Distribution (South West) plc - £245,000,000 Facilities Agreement dated 12 January 2012 (as amended and restated from time to time) (the “Agreement”)

1.	We refer to the Agreement. This is a Request. Terms defined in the Agreement have the same meaning in this Request unless given a different meaning in this Request.

2.	We wish to borrow a Loan on the following terms:

(a)	Drawdown Date: [—]

(b)	Amount/currency: [—]

(c)	Term: [—]

3.	Our payment instructions are: [—]

4.	We confirm that each condition precedent under the Agreement which must be satisfied on the date of this Request is so satisfied.

5.	We confirm that as at [relevant testing date] Consolidated EBITDA was [—] and Interest Payable was [—]; therefore, the ratio of Consolidated EBITDA to Interest Payable was [—] to 1.

6.	We confirm that as at [relevant testing date] Regulatory Asset Base was [—] and Total Net Debt was [—]; therefore, Total Net Debt does not exceed an amount equal to 85% of the Regulatory Asset Base.

7.	This Request is irrevocable.

By:
Western Power Distribution (South West) plc

SCHEDULE 4
FORM OF TRANSFER CERTIFICATE

To:	Mizuho Bank, Ltd. as Facility Agent

From:	[THE EXISTING LENDER] (the Existing Lender) and [THE NEW LENDER] (the New Lender)

Date:	[—]
Western Power Distribution (South West) plc - £245,000,000 Facilities Agreement dated 12 January 2012 (as amended and restated from time to time) (the “Agreement”)
We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

1.	The Existing Lender and the New Lender agree to the Existing Lender transferring by novation to the New Lender, and in accordance with Clause 29.3 (Procedure for transfer by way of novation), all of the Existing Lender’s rights and obligations under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment(s) and participations in Loans under the Agreement as specified in the Schedule below.

2.	The proposed Transfer Date is [—].

3.	The administrative details of the New Lender for the purposes of the Agreement are set out in the Schedule.

4.	The New Lender confirms, for the benefit of the Facility Agent and without liability to the Company, that it is:

(a)	[a Qualifying Lender falling within paragraph (a)(i) or paragraph (b) of the definition of Qualifying Lender;]

(b)	[a Treaty Lender;]

(c)	[not a Qualifying Lender].*

5.	[The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes; or

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.]**

6.	[The New Lender confirms (for the benefit of the Facility Agent and without liability to the Company) that it is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme (reference number [—]), and is tax resident in [—] *** so that interest payable to it by the Company is generally subject to full exemption from UK withholding tax and notifies the Company that the Company must make an application to HM Revenue & Customs under form DTTP2 within 30 days of the Transfer Date.]****
NOTES:

*	Delete as applicable - each New Lender is required to confirm which of these three categories it falls within.
**	Include if New Lender comes within paragraph (a)(ii) of the definition of Qualifying Lender in Clause 14.1 (Definitions).
***	Insert jurisdiction of tax residence.
****	This confirmation must be included if the New Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Agreement.

7.	This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

THE SCHEDULE
Rights and obligations to be transferred by novation
[insert relevant details, including applicable Commitment (or part)]
Administrative details of the New Lender
[insert details of Facility Office, address for notices and payment details etc.]

[EXISTING LENDER]	[NEW LENDER]

By:	By:
The Transfer Date is confirmed by the Facility Agent as [—].

[—]

By:

SCHEDULE 5
FORM OF COMPLIANCE CERTIFICATE

To:	Mizuho Bank, Ltd. as Facility Agent

From:	Western Power Distribution (South West) plc

Date:	[—]
Western Power Distribution (South West) plc - £245,000,000 Facilities Agreement dated 12 January 2012 (as amended and restated from time to time) (the “Agreement”)

1.	We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.	We confirm that as at [relevant testing date], Consolidated EBITDA was [—] and Interest Payable was [—], therefore the ratio of Consolidated EBITDA to Interest Payable was [—] to 1.

3.	We confirm that as at [relevant testing date], Regulatory Asset Base was [—] and Total Net Debt was [—]; therefore Total Net Debt does not exceed 85% of the Regulatory Asset Base.

4.	We set out below calculations establishing the figures in paragraphs 2 and 3 above:
[—].

5.	We confirm that the following companies were Material Subsidiaries at [relevant testing date]:
[—].

6.	[We confirm that no Default is outstanding as at [relevant testing date].]1
WESTERN POWER DISTRIBUTION (SOUTH WEST) PLC
By:
Director
Director
1	If this statement cannot be made, the certificate should identify any Default that is outstanding and the steps, if any, being taken to remedy it.

SCHEDULE 6
FORM OF INCREASE CONFIRMATION

To:	Mizuho Bank, Ltd. as Facility Agent and Western Power Distribution (South West) plc as Company

From:	[the Increase Lender] (the “Increase Lender”)

Dated:	[—]
Western Power Distribution (South West) plc - £245,000,000 Facilities Agreement dated 12 January 2012 (as amended and restated from time to time) (the “Agreement”)

1.	We refer to the Agreement. This is an Increase Confirmation. Terms defined in the Agreement have the same meaning in this Increase Confirmation unless given a different meaning in this Increase Confirmation.

2.	We refer to Clause 2.2 (Increase) of the Agreement.

3.	In accordance with the terms of the Agreement, the Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment specified in the Schedule (the “Relevant Commitment”) as if it was an Original Lender under the Agreement.

4.	The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment is to take effect (the “Increase Date”) is [—].

5.	On the Increase Date, the Increase Lender becomes party to the Finance Documents as a Lender.

6.	The Facility Office and address, fax number and attention details for notices to the Increase Lender are set out in the Schedule.

7.	The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in Clause 2.2 (Increase).

8.	The Increase Lender confirms, for the benefit of the Facility Agent and without liability to the Company, that it is:

8.1.1	[a Qualifying Lender falling within paragraph (a)(i) or paragraph (b) of the definition of Qualifying Lender;]

8.1.2	[a Treaty Lender;]

8.1.3	[not a Qualifying Lender].*

9.	[The Increase Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

9.1.1	a company resident in the United Kingdom for United Kingdom tax purposes; or

9.1.2	a partnership each member of which is:

(1)	a company so resident in the United Kingdom; or

(2)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

9.1.3	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.]**

10.	[The Increase Lender confirms (for the benefit of the Facility Agent and without liability to the Company) that it is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme (reference number [—]), and is tax resident in [—] *** so that interest payable to it by the Company is generally subject to full exemption from UK withholding tax and notifies the Company that the Company must make an application to HM Revenue & Customs under form DTTP2 within 30 days of the Transfer Date.]****
NOTES:

*	Delete as applicable - each Increase Lender is required to confirm which of these three categories it falls within.
**	Include if Increase Lender comes within paragraph (a)(ii) of the definition of Qualifying Lender in Clause 14.1 (Definitions).
***	Insert jurisdiction of tax residence.
****	This confirmation must be included if the Increase Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Agreement.

11.	This Increase Confirmation may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Increase Confirmation.

12.	This Increase Confirmation and any non-contractual obligations arising out of or in connection with it are governed by English law.

13.	This Increase Confirmation has been entered into on the date stated at the beginning of this Increase Confirmation.

THE SCHEDULE
Relevant Commitment/rights and obligations to be assumed by the Increase Lender
[insert relevant details]
[Facility office address, fax number and attention details for notices and account details for payments]

[Increase Lender]

By:
This Increase Confirmation is confirmed as an Increase Confirmation for the purposes of the Agreement by the Facility Agent and the Increase Date is confirmed as [—].

Facility Agent

By:
as Facility Agent for and on behalf of each of the parties to the Agreement (other than the Increase Lender)

SCHEDULE 7
TIMETABLES

	Loans in euro	Loans in sterling	Loans in other currencies

Facility Agent notifies the Company if a currency is approved as an Optional Currency in accordance with Clause 4.3 (Conditions relating to Optional Currencies)	—	—	U-4

Delivery of a duly completed Request (Clause 5.2 (Completion of Requests))	U-3 9:30 a.m.	U-1 9:30 a.m.	U-3 9:30 a.m.
Facility Agent determines (in relation to a Loan) the Base Currency Amount of the Loan, if required under Clause 5.4 (Advance of Loan) and notifies the Lenders of the Loan in accordance with Clause 5.4 (Advance of Loan)	U-3 Noon	U-1 Noon	U-3 Noon

Facility Agent receives a notification from a Lender under Clause 7.2.1 (Revocation of a currency)	Quotation Day	—	Quotation Day

Facility Agent gives notice in accordance with Clause 7.2 (Revocation of a currency)	Quotation Day 5:30 p.m.	—	Quotation Day 5:30 p.m.
LIBOR or EURIBOR is fixed	Quotation Day as of 11:00 a.m. London time in respect of LIBOR and as of 11:00 a.m. (Brussels time) in respect of EURIBOR	Quotation Day as of 11:00 a.m.	Quotation Day as of 11:00 a.m.

“U”	=	date of utilisation

“U-X”	=	X Business Days prior to date of utilisation.

SCHEDULE 8
FORM OF SUBORDINATION DEED
THIS SUBORDINATION DEED is entered into as a deed on [                ] and is made BETWEEN:

1.	WESTERN POWER DISTRIBUTION (SOUTH WEST) PLC (registered number 02366894) (the Company);

2.	[SUBORDINATED CREDITOR] (the Subordinated Creditor); and

3.	[—], as Facility Agent acting on behalf of the Lenders (the Facility Agent).

1.	INTERPRETATION

1.1	Definitions
In this Deed:
Agreement means the £245,000,000 Multicurrency Revolving Facility Agreement dated 12 January 2012 as amended from time to time between, amongst others, the Company and Mizuho Bank, Ltd. as Facility Agent.
Certificate means a document substantially in the form set out in Annex 2 (Form of Certificate).
Party means a party to this Deed.
Permitted Subordinated Debt Payment means:

(a)	the repayment or prepayment of any principal amount (or capitalised interest) outstanding under the Subordinated Finance Document;

(b)	the payment of any interest, fee or charge accrued or due under or any other amount payable in connection with the Subordinated Finance Document; or

(c)	the purchase, redemption, defeasance or discharge of any amount outstanding under the Subordinated Finance Document, provided that the Company, prior to any action referred to in paragraphs (a) to (c) above being taken, delivers to the Facility Agent a Certificate, signed by two directors of the Company, certifying that, taking into account any such action, the Company will be in compliance with its obligations under Clause 20 (Financial Covenants) of the Agreement on each of the next two Measurement Dates.

Senior Debt means any present or future liability (actual or contingent) payable or owing by the Company to a Finance Party under or in connection with the Finance Documents.
Senior Debt Discharge Date means the date on which all the Senior Debt has been unconditionally and irrevocably paid and discharged in full and no Finance Party has any commitment or liability, whether present or future, actual or contingent, in relation to the Facility, as determined by the Facility Agent.
Subordinated Creditor Accession Deed means a deed substantially in the form set out in 0 (Form of Subordinated Creditor Accession Deed).
Subordinated Debt means any present or future liability (actual or contingent) payable or owing by the Company to the Subordinated Creditor under or in connection with any Subordinated Finance Document.
Subordinated Finance Document means [—].

1.2	Construction

1.2.1	Capitalised terms defined in the Agreement have the same meaning in this Deed, unless given a different meaning in this Deed.

1.2.2	The principles of construction set out in the Agreement will have effect as if set out in this Deed.

1.2.3	Any undertaking by the Subordinated Creditor in this Deed remains in force from the date of this Deed to the Senior Debt Discharge Date.

1.3	Third Party rights
Unless otherwise indicated and save in respect of any other creditor under any of the Finance Documents, a person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 (or any other applicable law) to enforce any term of this Deed.

2.	SUBORDINATION

2.1	Ranking
Each of the Parties hereby agrees that the Senior Debt, whether secured or unsecured, shall rank senior in priority to the Subordinated Debt.

2.2	Undertakings of the Company
The Company must not without the prior consent of the Lenders:

2.2.1	make any payment whatsoever in respect of the Subordinated Debt other than a Permitted Subordinated Debt Payment; or

2.2.2	secure, in any manner, all or any part of the Subordinated Debt; or

2.2.3	defease, in any manner, all or any part of the Subordinated Debt; or

2.2.4	give any financial support (including the taking of any participation, the giving of any guarantee or other assurance or the making of any deposit) to any person in connection with all or any part of the Subordinated Debt; or

2.2.5	procure any other person to do any of the acts or take any of the actions referred to paragraphs 2.2.1 to 2.2.4 above.

2.3	Undertakings of the Subordinated Creditor

2.3.1	The Subordinated Creditor will not without the prior written consent of the Lenders:

(a)	allow to exist or receive the benefit of any Security Interest, guarantee, indemnity or other assurance against loss in respect of all or any of the Subordinated Debt or all or any rights which it may have against the Company in respect of all or any part of the Subordinated Debt; or

(b)	take or omit to take any action or step whereby the subordination of all or any of the Subordinated Debt might be terminated, impaired or adversely affected.

2.3.2	The Subordinated Creditor will not without the prior written consent of the Lenders receive any payment save where such payment is a Permitted Subordinated Debt Payment.

2.3.3	The Subordinated Creditor will not without the prior written consent of the Lenders:

(a)	demand payment, declare prematurely due and payable or otherwise seek to accelerate payment of or place on demand all or any part of the Subordinated Debt or enforce the Subordinated Debt by execution or otherwise;

(b)	initiate or support or take any steps with a view to, or which may lead to:

(i)	any insolvency, liquidation, reorganisation, administration or dissolution proceedings;

(ii)	any voluntary arrangement or assignment for the benefit of creditors; or

(iii)	any similar proceedings,
involving the Company or any of its Subsidiaries, whether by petition, convening a meeting, voting for a resolution or otherwise;

(c)	bring or support any legal proceedings against the Company or any of its Subsidiaries; or

(d)	otherwise exercise any remedy for the recovery of all or any part of the Subordinated Debt (including, without limitation, the exercise of any right of set-off, counterclaim or lien).

2.3.4	If the Subordinated Creditor receives any payment which is in breach of any Finance Document, it shall hold such sums on trust for the Facility Agent (acting on behalf of the Lenders) and pay them immediately to the Facility Agent (acting on behalf of the Lenders) to be applied against the Senior Debt.

2.3.5	The Subordinated Creditor and the Company hereby agree for the benefit of the Facility Agent and the Lenders that, notwithstanding the terms of the Subordinated Finance Document and any agreement relating to the Subordinated Debt, the Subordinated Debt is made available on terms such that it is not, save for a Permitted Subordinated Debt Payment or otherwise with the consent of the Lenders, repayable unless and until the Senior Debt Discharge Date shall have occurred.

2.4	Subordination on insolvency
If there occurs any payment, distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of any kind or character of the Company or the proceeds thereof, to creditors of the Company, by reason of the liquidation, dissolution or other winding-up of the Company or its businesses or any bankruptcy, reorganisation, receivership or insolvency or similar proceeding or any assignment for the benefit of creditors or there is a marshalling of the assets and liabilities of the Company, or the Company becomes subject to any event mentioned in clause 22.6 (Insolvency proceedings) of the Agreement or a voluntary arrangement, then and in any such event:

2.4.1	the Subordinated Debt shall continue to be subordinated to the Senior Debt;

2.4.2	any payment or distribution of any kind or character and all and any rights in respect thereof, whether in cash, securities or other property which is payable or deliverable upon or with respect to the Subordinated Debt or any part thereof by a liquidator, administrator or receiver (or the equivalent thereof) of the Company or its estate (the “rights”) made to or paid to, or received by the Subordinated Creditor or to which the Subordinated Creditor is entitled shall be held on trust by the Subordinated Creditor for the Lenders and shall forthwith be paid or, as the case may be, transferred or assigned to the Lenders to be applied against the Senior Debt;

2.4.3	if the trust referred to in paragraph 2.4.2 above or paragraph 2.3.4 of Clause 2.3 above fails or cannot be given effect to or if the Subordinated Creditor receives and retains the relevant payment or distribution, the Subordinated Creditor will pay over such rights in the form received to the Facility Agent (acting on behalf of the Lenders) to be applied against the Senior Debt;

2.4.4	the Subordinated Creditor acknowledges the rights of the Facility Agent (acting on behalf of the Lenders) to demand, sue and prove for, collect and receive every payment or distribution referred to in paragraph 2.4.2 above and give acquittance therefore and to file claims and take such other proceedings, in the Facility Agent’s own name or otherwise, as the Facility Agent may deem necessary or advisable for the enforcement of this Deed; and

2.4.5	the Subordinated Creditor by way of security for its obligations under this Deed irrevocably appoints the Facility Agent to be its attorney in order to enable the Facility Agent to enforce any and all claims upon or with respect to the Subordinated Debt or any part thereof, and to collect and receive any and all payments or distributions referred to in paragraph 2.4.2 above or to do anything which that Subordinated Creditor has authorised the Facility Agent or any other Party to do under this Deed or is itself required to do under this Deed but has failed to do (and the Facility Agent may delegate that power on such terms as it sees fit).

3.	SET-OFF

3.1.1	The Subordinated Creditor shall not set off against the Subordinated Debt any amount payable by the Subordinated Creditor to the Company.

3.1.2	If any part of the Subordinated Debt is discharged in whole or in part by way of set-off, the Subordinated Creditor will promptly pay to the Facility Agent for application in accordance with the terms of paragraph 2.4.2 of Clause 2.4 (Subordination on insolvency) an amount equal to the amount of the Subordinated Debt discharged by such set-off.

4.	NEW MONEY
The Subordinated Creditor hereby agrees that the Facility Agent (acting on behalf of the Lenders) may, at its discretion, increase the facility made available to the Company and make further advances to the Company, and each such advance will be deemed to be made under the terms of the Agreement.

5.	PROTECTION OF SUBORDINATION

5.1.1	The subordination in this Deed is a continuing subordination and benefits the ultimate balance of the Senior Debt.

5.1.2	Except as provided in this Deed, the subordination is, and the Subordinated Creditor’s obligations under this Deed will, not be affected by any act, omission or thing which, but for this provision, would reduce, release or prejudice the subordination or any of the Subordinated Creditor’s obligations under this Deed.

6.	MISCELLANEOUS

6.1.1	This Deed overrides anything in any Subordinated Finance Document to the contrary.

6.1.2	Any communication in respect of this Deed must be in writing. Contact details for each Party are set out opposite their name, below.

6.1.3	This Deed is a Finance Document.

7.	ASSIGNMENT

7.1.1	The Facility Agent (acting on behalf of the Lenders) shall have the full and unfettered right to assign or otherwise transfer the whole or any part of the benefit of this Deed to any person to whom all or a corresponding part of its rights, benefits and obligations under any of the Finance Documents are assigned or transferred in accordance with their provisions.

7.1.2	The Subordinated Creditor shall not assign or transfer all or any of its rights, title, benefit and interest in or to all or any part of the Subordinated Debt unless in full and on or prior to such assignment or transfer the assignee or transferee accedes to this Deed as Subordinated Creditor pursuant to the Subordinated Creditor Accession Deed.

8.	TRUSTS

8.1.1	The Facility Agent shall hold the benefit of this Deed upon trust for itself and the Lenders.

8.1.2	The perpetuity period for each trust created by this Deed shall be 80 years.

9.	TERMINATION
Subject to Clause 4 (New Money), on the Senior Debt Discharge Date, the terms of this Deed shall terminate.

10.	GOVERNING LAW
This Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.

11.	JURISDICTION
The English courts have exclusive jurisdiction to settle any dispute including a dispute relating to non-contractual obligations arising out of or in connection with this Deed and the Parties submit to the exclusive jurisdiction of the English courts.
IN WITNESS whereof this Deed has been duly executed by the Parties on the day and year first above written.

Annex 1
Form of Subordinated Creditor Accession Deed

To:	[—], as Facility Agent acting on behalf of the Lenders.

To:	WESTERN POWER DISTRIBUTION (SOUTH WEST) PLC

From:	[Acceding Subordinated Creditor]
THIS DEED is made on [date] by [Acceding Subordinated Creditor] (the “Acceding Subordinated Creditor”) in relation to the subordination deed (the “Subordination Deed”) dated [—] between, among others, Western Power Distribution (South West) plc as Company, Mizuho Bank, Ltd. as Facility Agent and the Subordinated Creditor (as defined in the Subordination Deed). Terms defined in the Subordination Deed shall, unless otherwise defined in this Deed, bear the same meanings when used in this Deed.
In consideration of the Acceding Subordinated Creditor being accepted as the Subordinated Creditor for the purposes of the Subordination Deed, the Acceding Subordinated Creditor confirms that, as from [date], it intends to be party to the Subordination Deed as the Subordinated Creditor and undertakes to perform all the obligations expressed in the Subordination Deed to be assumed by the Subordinated Creditor and agrees that it shall be bound by all the provisions of the Subordination Deed, as if it had been an original party to the Subordination Deed as the Subordinated Creditor.
This Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.
IN WITNESS whereof this Deed has been duly executed by the Parties on the day and year first above written.

SIGNATORIES
Company

EXECUTED as a DEED	)
by WESTERN POWER DISTRIBUTION (SOUTH WEST) PLC	)
acting by	)
Director

In the presence of:

Witness’s Signature:

Name:

Address:

Company contact details:

Address:	Avonbank, Feeder Road,
Bristol BS2 0TB
Fax number:	01179 332 108
Phone number:	01179 332 354
E-mail:	jhunt9@wsternpower.co.uk
Attention:	Julie Hunt
Acceding Subordinated Creditor

EXECUTED as a DEED	)
by [ACCEDING SUBORDINATED CREDITOR]	)
acting by	)
Director

In the presence of:

Witness’s Signature:

Name:

Address:

Subordinated Creditor contact details:

Address:
Fax number:
Phone number:
E-mail:
Attention:

Facility Agent

EXECUTED as a DEED	)
by [AGENT]	)
acting by	)
Director

In the presence of:

Witness’s Signature:

Name:

Address:

Facility Agent contact details:

Address:

Annex 2
Form of Certificate

To:	[—] as Facility Agent

From:	[Western Power Distribution (South West) plc]

Date:	[—]
Western Power Distribution (South West) plc - £245,000,000 Revolving Facility Agreement dated 12 January 2012 (as amended and restated from time to time) (the “Agreement”) and Subordination Deed dated [—] (as amended and restated from time to time) (the “Deed”)

1.	We refer to the Agreement and the Deed. Capitalised terms defined in the Deed have the same meaning in this Certificate, unless given a different meaning in this Certificate.

2.	We confirm that the Company will make [insert type of payment] of [insert amount and currency] under [insert description of relevant Subordinated Finance Document] on [insert date of payment].

3.	We confirm that, taking into account such payment, the Company will be in compliance with its obligations under Clause 20 (Financial Covenants) of the Agreement on each of the next two Measurement Dates (as such term is defined in the Agreement).
WESTERN POWER DISTRIBUTION (SOUTH WEST) PLC
By:
Director
By:
Director

SIGNATORIES
Company

EXECUTED as a DEED	)
by WESTERN POWER DISTRIBUTION (SOUTH WEST) PLC	)
acting by	)
Director

In the presence of:

Witness’s Signature:

Name:

Address:

Company contact details:

Address:	Avonbank, Feeder Road,
Bristol BS2 0TB
Fax number:	01179 332 108
Phone number:	01179 332 354
E-mail:	jhunt9@wsternpower.co.uk
Attention:	Julie Hunt
Subordinated Creditor

EXECUTED as a DEED	)
by [SUBORDINATED CREDITOR]	)
acting by	)
Director

In the presence of:

Witness’s Signature:

Name:

Address:

Subordinated Creditor contact details:

Address:
Fax number:
Phone number:
E-mail:
Attention:

Facility Agent

EXECUTED as a DEED	)
by [—]	)
acting by	)
Director

In the presence of:

Witness’s Signature:

Name:

Address:

Facility Agent contact details:

Address:	Bracken House
One Friday Street
London EC4M 9JA

SIGNATORIES
THE COMPANY

Signed by	)
for and on behalf of	)
)
WESTERN POWER	)
DISTRIBUTION (SOUTH WEST) PLC

Address:	Avonbank
Feeder Road
Bristol BS2 0TB
Fax:	+44 (0)1179 332 108

South West - Amendment and Restatement Agreement

MANDATED LEAD ARRANGERS

Signed by	)
for and on behalf of	)
ABBEY NATIONAL TREASURY SERVICES PLC (TRADING AS SANTANDER GLOBAL BANKING & MARKETS))
)
)
)

Address:	2 Triton Square
Regents Place
London NW1 3AN
Attention:	Alejandro Ciruelos (for credit matters)
Samuel Russell (for administration matters)
Fax:	+44 (0)20 7756 5816
with a copy to Jim Inches/ David Navalón Vaquero
Fax:	+44 (0)845 602 7837

South West - Amendment and Restatement Agreement

MANDATED LEAD ARRANGERS

Signed by	)
for and on behalf of	)
)
BARCLAYS BANK PLC

Address:	5 The North Colonnade
London E14 4BB
Fax:	+44 (0)20 7773 1840

South West - Amendment and Restatement Agreement

MANDATED LEAD ARRANGERS

Signed by	)
for and on behalf of	)

LLOYDS BANK PLC

Address:	10 Gresham Street
London EC2V 7AE
Fax:	+44 (0)20 7158 3297

South West - Amendment and Restatement Agreement

MANDATED LEAD ARRANGERS

Signed by	)
for and on behalf of	)

HSBC BANK PLC

Address:	Sharon daw
West & Wales Corporate Banking Centre
3 Rivergate, Bristol, BS1 6ER
Fax:	+44 (0)8455 877941

South West - Amendment and Restatement Agreement

MANDATED LEAD ARRANGERS

Signed by	)
for and on behalf of	)
)
MIZUHO BANK, LTD.

Address:	Bracken House
One Friday Street
London EC4M 9JA
Fax:	+44 (0)207 012 4301

South West - Amendment and Restatement Agreement

MANDATED LEAD ARRANGERS

Signed by	)
for and on behalf of	)

ROYAL BANK OF CANADA

Attention:	Mike Atherton/ Mark Goodin (for credit matters)
Address:	Thames Court
One Queenhithe
London EC4V 4DE
Fax:	+44 (0)20 7029 7912

Attention:	David Banning/ Maggie Weiyan Tang/ Ahmed Awad/ Vinodkumar NalappadamVeetil
(for administration matters)
Address:	Riverbank House
2 Swan Lane
London EC4R 3BF
Fax:	+44 (0)20 7332 0036

South West - Amendment and Restatement Agreement

MANDATED LEAD ARRANGERS

Signed by	)
for and on behalf of	)
)
THE ROYAL BANK OF SCOTLAND PLC

Address:	7th Floor, 135 Bishopsgate
London EC2M 3UR
Fax:	+44 (0)20 7085 8762

South West - Amendment and Restatement Agreement

MANDATED LEAD ARRANGERS

Signed by	)
for and on behalf of	)
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.	)

Address:	Ropemaker Place
25 Ropemaker Street
London EC2Y 9AN
Attention:	The Manager – Loan Participation
Fax:	+44 (0)20 7557 1559

South West - Amendment and Restatement Agreement

THE LENDERS

Signed by	)
for and on behalf of	)
ABBEY NATIONAL TREASURY SERVICES PLC (TRADING AS SANTANDER GLOBAL BANKING & MARKETS))
)
)
)
)

Address:	2 Triton Square
Regents Place
London NW1 3AN
Attention:	Alejandro Ciruelos (for credit matters)
Samuel Russell (for administration matters)
Fax:	+44 (0)20 7756 5816
with a copy to Jim Inches/ David Navalón Vaquero
Fax:	+44 (0)845 602 7837

South West - Amendment and Restatement Agreement

THE LENDERS

Signed by	)
for and on behalf of	)
)
BARCLAYS BANK PLC

Address:	5 The North Colonnade
London E14 4BB
Attention:	Mark Pope
Fax:	+44 (0)20 7773 1840

South West - Amendment and Restatement Agreement

THE LENDERS

Signed by for and on behalf of	)
LLOYDS BANK PLC	)

Address:	10 Gresham Street
London EC2V 7AE
Attention:	Nick Walker (for credit matters)
Fax:	+44 (0)20 7158 3297

Address:	Wholesale Loan Services
Level 1, Citymark
150 Fountainbridge
Edinburgh EH3 9PE
Attention:	Linzi Inch (for administration matters)
Fax:	+44 (0)20 7158 3204

South West - Amendment and Restatement Agreement

THE LENDERS

Signed by for and on behalf of	)
HSBC BANK PLC	)

Address:	Sharon daw
West & Wales Corporate Banking Centre
3 Rivergate, Bristol, BS1 6ER
Fax:	+44 (0)8455 877941

South West - Amendment and Restatement Agreement

THE LENDERS

Signed by	)
for and on behalf of	)
)
MIZUHO BANK, LTD.	)

Address:	Bracken House
One Friday Street
London EC4M 9JA
Fax:	+44 (0)20 7012 4301

South West - Amendment and Restatement Agreement

THE LENDERS

Signed by	)
for and on behalf of	)
ROYAL BANK OF CANADA

Attention:	Mike Atherton/ Mark Goodin (for credit matters)
Address:	Thames Court
One Queenhithe
London EC4V 4DE
Fax:	+44 (0)20 7029 7912

Attention:	David Banning/ Maggie Weiyan Tang/ Ahmed Awad/ Vinodkumar NalappadamVeetil
(for administration matters)
Address:	Riverbank House
2 Swan Lane
London EC4R 3BF
Fax:	+44 (0)20 7332 0036

South West - Amendment and Restatement Agreement

THE LENDERS

Signed by	)
for and on behalf of	)
)
THE ROYAL BANK OF SCOTLAND PLC	)

Address:	7th Floor, 135 Bishopsgate
London EC2M 3UR
Attention:	John Jones (for credit matters)
Fax:	+44 (0)20 7085 8762
Attention:	Lending Operations (for administration matters)
Fax:	+44 (0)20 7672 6403

South West - Amendment and Restatement Agreement

THE LENDERS

Signed by	)
for and on behalf of	)
THE BANK OF TOKYO-MITSUBISHI UFJ,	)
LTD.	)

Address:	Ropemaker Place
25 Ropemaker Street
London EC2Y 9AN
Attention:	Robert Welford/ Mayumi Saito-O’Connor/ Kumar Shah
Attention:	The Manager – Loan Participation
Fax:	+44 (0)20 7557 1559

South West - Amendment and Restatement Agreement

THE FACILITY AGENT

Signed by	)
for and on behalf of	)
)
MIZUHO BANK, LTD.

Address:	Bracken House
One Friday Street
London EC4M 9JA
Fax:	+44 (0)207 012 4053

South West - Amendment and Restatement Agreement

THE JOINT COORDINATORS

Signed by	)
for and on behalf of	)
)
MIZUHO BANK, LTD.

Address:	Bracken House
One Friday Street
London EC4M 9JA
Fax:	+44 (0)207 012 4053

South West - Amendment and Restatement Agreement

THE JOINT COORDINATORS

Signed by	)
for and on behalf of	)
)
HSBC BANK PLC

Address:	Sharon daw
West & Wales Corporate Banking Centre
3 Rivergate, Bristol, BS1 6ER
Fax:	+44 (0)8455 877941

South West - Amendment and Restatement Agreement